UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Navigant Consulting, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2015

Dear Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Navigant Consulting, Inc., which will be held at The Wacker Room, 10 South Wacker Drive, 12th Floor, Chicago, Illinois, 60606 on Thursday, May 14, 2015, at 10:00 a.m., Central time.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the meeting. You may also vote your shares by telephone or the Internet. If you so desire, you may withdraw your proxy and vote in person at the meeting.

We look forward to meeting those of you who will be able to attend the meeting.

Sincerely,

Julie M. Howard

Chairman and Chief Executive Officer

NAVIGANT CONSULTING, INC.

30 S. Wacker Drive, Suite 3550

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Navigant Consulting, Inc.:

We will hold the Annual Meeting of Shareholders of Navigant Consulting, Inc. (the “Company”) at The Wacker Room, 10 South Wacker Drive, 12th Floor, Chicago, Illinois, 60606 on Thursday, May 14, 2015 at 10:00 a.m., Central time. The purposes of the meeting are to:

1.	Elect the eight nominees identified in the Proxy Statement to our Board of Directors to serve for one-year terms;

2.	Adopt an amendment to our 2012 Long-Term Incentive Plan;

3.	Approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement;

4.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015; and

5.	Transact any other business properly brought before the meeting, or any adjournments or postponements of the meeting.

If you were a shareholder of record at the close of business on March 30, 2015, you are entitled to notice of, and to vote at, the annual meeting.

IMPORTANT

Whether or not you expect to attend the annual meeting, we urge you to vote your shares as soon as possible. You may sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. You may also vote by telephone or the Internet by following the instructions on the enclosed proxy card. Sending in your proxy will not prevent you from attending and personally voting your shares at the annual meeting because you have the right to revoke your proxy at any time before it is voted.

We have also enclosed the Proxy Statement and 2014 Annual Report to Shareholders, which includes our Form 10-K for the year ended December 31, 2014, with this Notice of Annual Meeting.

By Order of the Board of Directors,

Monica M. Weed

Secretary

Chicago, Illinois

April 8, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2015

The Notice of Annual Meeting and Proxy Statement are available on our website at

www.navigant.com/2015proxy. The 2014 Annual Report to Shareholders is available on our website at

www.navigant.com/2014annualreport.

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY BY TELEPHONE (800-690-6903)

OR THE INTERNET BY VISITING www.proxyvote.com

OR

MARK, SIGN, DATE AND RETURN YOUR PROXY CARD BY MAIL

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

NAVIGANT CONSULTING, INC.

30 S. Wacker Drive, Suite 3550

Chicago, Illinois 60606

PROXY STATEMENT

This Proxy Statement is being mailed or otherwise furnished to our shareholders on or about April 8, 2015 in connection with the solicitation of proxies by our Board of Directors for the 2015 Annual Meeting of Shareholders of Navigant Consulting, Inc. being held on May 14, 2015. The words “we,” “us,” “our” and the “Company” used throughout this Proxy Statement refer to Navigant Consulting, Inc.

QUESTIONS AND ANSWERS

Q:	What is a proxy?

A:

A proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you in the way that you want to vote. You may also choose to abstain from voting. The proxies for our 2015 Annual Meeting of Shareholders are being solicited by our Board of Directors.

Q:	What is a proxy statement?

A:

A proxy statement is a document, such as this one, required by the Securities and Exchange Commission (“SEC”) that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What am I being asked to vote on at the annual meeting?

A:	At the annual meeting, our shareholders are asked to:

•	elect the eight nominees identified in this Proxy Statement to our Board of Directors for one-year terms (see page 4);

•

adopt an amendment to our 2012 Long-Term Incentive Plan to increase the number of shares available for issuance under that plan by 2,200,000 shares, reapprove the performance measures under the amended 2012 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and make other administrative changes (see page 50);

•	approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement (see page 59);

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2015 (see page 61); and

•	transact any other business properly brought before the meeting or any adjournments or postponements of the meeting.

Q:	Who is entitled to vote?

A:

Only holders of our common stock as of the close of business on the record date, March 30, 2015, are entitled to vote at the annual meeting. Each outstanding share of our common stock is entitled to one vote. There were 48,281,267 shares of our common stock outstanding as of the close of business on March 30, 2015.

Q:	How do I cast my vote?

A:

If you hold your shares directly in your own name, you are a “registered shareholder” and may vote in person at the annual meeting or may complete and submit a proxy by mail, telephone or the Internet. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or the Internet?

A:

If you are a registered shareholder, you may vote by telephone or the Internet by following the instructions on your proxy card. If you are a street-name shareholder, your broker or other nominee will provide a voting instruction card for you to use in directing your broker or other nominee how to vote your shares.

Q:	Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc., an independent tabulator, will count the votes and act as the inspector of election for the annual meeting.

Q:	Can I change my vote after I have voted?

A:

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting, in writing, a new proxy card from our corporate secretary at Navigant Consulting, Inc., 30 S. Wacker Drive, Suite 3550, Chicago, Illinois 60606, Attention: Corporate Secretary. The last vote received prior to the annual meeting will be the one counted. If you are a registered shareholder, you may also change your vote by voting in person at the annual meeting. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact their broker or other nominee directly.

Q:	Can I revoke a proxy?

A:

Yes, registered shareholders may revoke a properly executed proxy at any time before the polls close for the annual meeting by submitting a letter addressed to and received by the corporate secretary at the address listed in the answer to the previous question. Street-name shareholders cannot revoke their proxies in person at the annual meeting if the actual registered shareholders, the brokers or other nominees, are not present.

Q:	What does it mean if I receive more than one proxy card?

A:

It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote each account by telephone or the Internet, to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. To do so, registered shareholders may contact our transfer agent, Computershare, by mail at P.O. Box 30170, College Station, Texas 77842 or by telephone at 800-522-6645. Street-name shareholders holding their shares through a broker or other nominee should contact their broker or other nominee and request consolidation of their accounts.

Q:	What shares are included on my proxy card?

A:

Your proxy card represents all shares of our common stock registered in the same social security number and address, including any full and fractional shares you own under the Navigant Consulting, Inc. 401(k) Savings Plan. We refer to this plan as the “401(k) Plan.” If you hold shares of our common stock through the 401(k) Plan, your proxy card will instruct the 401(k) Plan trustee how to vote the shares held in your 401(k) Plan account.

Q:	What happens if I submit a proxy card without giving specific voting instructions?

A:

If you are a registered shareholder and you submit your proxy card with an unclear voting designation or with no voting designation at all, the proxies will vote your shares in accordance with the Board of Directors’ recommendations. If you hold shares of our common stock through the 401(k) Plan and do not vote those shares by 11:59 p.m., Eastern time, on Monday, May 11, 2015 (or if you submit your proxy card with an unclear voting designation or with no voting designation at all), then the 401(k) Plan trustee will not vote the shares held in your 401(k) Plan account.

Q:	What makes a quorum?

A:

A majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. Abstentions from voting on a particular matter, and shares held in “street name” by brokers or other nominees that are not voted (so-called “broker non-votes”), including because the broker or other nominee does not have discretionary authority to vote those shares as to a particular matter, are counted as shares present and entitled to vote for purposes of determining whether a quorum is present but will not otherwise be included in vote totals.

Q:	What vote is required to elect the nominees for director and approve the other proposals?

A:	For each proposal, voting works as follows:

Proposal 1: A nominee for director will be elected if the total votes cast “for” the nominee’s election exceed the total votes cast “against” the nominee’s election.

Proposal 2: The proposed amendment to our 2012 Long-Term Incentive Plan to increase the number of shares available for issuance under that plan, reapprove the performance measures under the amended 2012 Long-Term Incentive Plan for purposes of Section 162(m) of the Code and make other administrative changes, as described in Proposal 2, will be adopted by our shareholders if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, vote “for” the proposal.

Proposal 3: The compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved, on an advisory basis, by our shareholders if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, vote “for” the proposal.

Proposal 4: The appointment of KPMG LLP as our independent registered public accounting firm for 2015 will be ratified if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, vote “for” the proposal.

Abstentions and broker non-votes will have no effect on the election of directors, as they will not be counted as votes either “for” or “against” a nominee’s election. Abstentions and broker non-votes will have the effect of a vote “against” the remaining proposals.

If you are a street-name shareholder and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee may, in its discretion, leave your shares unvoted or vote your shares on routine matters. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2015 is the only routine matter being voted on at the annual meeting and, therefore, may be voted by your broker or other nominee in its discretion.

Q:	Who may attend the annual meeting?

A:

Any shareholder as of the close of business on March 30, 2015 may attend the annual meeting. Seating is limited and admission is on a first-come basis. Each shareholder may be asked to present valid photo identification (for example, a driver’s license or passport). Street-name shareholders will need to bring a copy of a brokerage statement, proxy or letter from their broker or other nominee confirming ownership of our common stock as of the close of business on March 30, 2015.

Q:	Who bears the expense of this Proxy Statement?

A:

We will bear all expenses of the solicitation of proxies, including expenses of preparing and mailing or otherwise furnishing this Proxy Statement. We have retained MacKenzie Partners, Inc. to act as a proxy solicitor in connection with the annual meeting and have agreed to pay that firm a fee not to exceed $15,000, plus expenses, for its services. In addition, our officers, directors and employees may solicit proxies in person or by telephone, facsimile or other means of communication. They will not receive any additional compensation for, but they may be reimbursed for out-of-pocket expenses incurred in connection with, that solicitation. We will furnish copies of our proxy materials to brokerage firms, nominees, fiduciaries and custodians to forward to our street-name shareholders and will reimburse those brokerage firms and other nominees for their reasonable expenses in forwarding our solicitation materials to our street-name shareholders.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED, SIGNED AND DATED PROXY CARD PROMPTLY BY MAIL, OR VOTE BY TELEPHONE OR THE INTERNET, SO YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

PROPOSAL 1

ELECTION OF DIRECTORS

At the 2012 annual meeting, our shareholders approved a proposal to amend and restate the Company’s Amended Certificate of Incorporation to, among other things, declassify our Board of Directors (the “Board”) over time. Pursuant to our Restated Certificate of Incorporation, beginning with the upcoming 2015 annual meeting of our shareholders, the declassification of the Board will be complete and all directors will be subject to annual election.

The size of the Board is currently fixed at eight directors. Lloyd H. Dean, Hon. Cynthia A. Glassman, Julie M. Howard, Stephan A. James, Samuel K. Skinner, Governor James R. Thompson, Michael L. Tipsord and Randy H. Zwirn have been nominated for election to the Board at the 2015 annual meeting. If elected at the annual meeting, they will serve for one-year terms and until their successors are elected and qualified. Their terms will expire at the 2016 annual meeting of our shareholders.

We have no reason to believe that any of the nominees for director would be unable or unwilling to serve if elected. However, if any nominee becomes unable or unwilling to serve, proxies will be voted for the election of another person designated by the Board.

The Board unanimously recommends that shareholders vote “FOR” the election of each of the director nominees. The persons named as proxies will vote for each of the director nominees for election to the Board unless your proxy card is marked otherwise.

Under our By-Laws, each director must be elected to the Board by a majority of the votes cast with respect to such director’s election (in other words, the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” not counted as a vote either “for” or “against” the director’s election) in uncontested elections, where the number of nominees for director does not exceed the number of directors to be elected. If an incumbent director is not elected, the director is required to promptly tender his or her resignation to the Board. The nominating and governance committee (or another committee designated by the Board) will then make a recommendation to the Board as to whether to accept or reject the resignation of the director, or whether other action should be taken. The Board will act on the resignation and publicly disclose (in the manner provided in our By-Laws) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. The Board may extend that 90-day period by an additional period of up to 90 days if it determines that the extension is in the best interests of the Company and our shareholders. The director who has tendered his or her resignation may not participate in the recommendation of the nominating and governance committee or the decision of the Board with respect to his or her resignation. If the incumbent director’s resignation is not accepted by the Board, the director will continue to serve until his or her successor is elected and qualified.

Certain biographical information for each of our nominees for director is set forth below. Also set forth below is a description of the specific experience, qualifications, attributes and skills of each nominee for director that were considered by the Board, in light of the Company’s current business needs and long-term operating strategy, in concluding that these individuals should serve on the Board.

Nominees for Election at the 2015 Annual Meeting for One-Year Terms Expiring at the 2016 Annual Meeting of Shareholders

Lloyd H. Dean Age 64 Director since May 2014

Mr. Dean has served as President and Chief Executive Officer of Dignity Health, the fifth largest healthcare system in the U.S., since June 2000. Mr. Dean is a member of the board of directors of Wells Fargo & Company, serving as chairman of its human resources committee and a member of its corporate responsibility committee, its governance and nominating committee and its risk committee, and is also a member of the boards of directors of Cytori Therapeutics, Inc. and Premier, Inc. He also serves as

Board Chair for the Committee on JOBS, an organization that brings employment to the San Francisco Bay area. Mr. Dean received a Bachelor of Science degree in Sociology and a Master’s degree in Educational Leadership from Western Michigan University and is a graduate of Pennsylvania State University’s Executive Management program. Mr. Dean also received an honorary doctorate of humane letters from the University of San Francisco.

Key experience, qualifications, attributes and skills:

Mr. Dean is a nationally-recognized leader within the healthcare industry, which is an industry of key strategic focus for the Company. As President and CEO, he led Dignity Health through significant strategic, operational, and financial transformations and brought the organization to its current status as a leading healthcare organization. Mr. Dean brings over 20 years of executive management experience in the healthcare space, as well as unique insights on healthcare reform and policy issues as an active participant in healthcare reform discussions with President Barack Obama and his staff and as an appointed member to The State Healthcare Cost Commission charged to develop practical state policies to contain healthcare costs in the nation.

Hon. Cynthia A. Glassman, Ph.D. Age 67 Director since October 2009

Dr. Glassman was appointed by President George W. Bush as Under Secretary for Economic Affairs at the U.S. Department of Commerce from 2006 to 2009 and as Commissioner of the U.S. Securities and Exchange Commission from 2002 to 2006 including Acting Chairman during the summer of 2005. Dr. Glassman has spent over 40 years in the public and private sectors focusing on financial services regulatory and public policy issues, including 12 years at the Federal Reserve and over 15 years in financial services consulting. Dr. Glassman is a director of Discover Financial Services and the chairman of its audit committee, a trustee of the SEC Historical Society, a Senior Research Scholar at the Institute for Corporate Responsibility at the George Washington University Business School, a member of the Board and treasurer of the Washington Tennis and Education Foundation and an Honorary Fellow of Lucy Cavendish College, University of Cambridge, England. Dr. Glassman received a Bachelor of Arts degree in Economics from Wellesley College and a Master of Arts degree and a Ph.D. in Economics from the University of Pennsylvania.

Key experience, qualifications, attributes and skills:

Dr. Glassman holds a Ph.D. in Economics and served as the Under Secretary for Economic Affairs at the U.S. Department of Commerce which enable her to provide insights that are specifically beneficial to our economics business. In addition, Dr. Glassman served as a Commissioner at the U.S. Securities and Exchange Commission and brings a thorough and unique perspective to regulatory and corporate governance issues. She also spent 12 years at the Federal Reserve and served as a consultant practitioner for over 15 years, with particular focus on issues facing the financial services industry (which is one of the key industries to which we provide our services) and risk management, and brings a keen understanding of the Company’s business model and retention strategies.

In addition, she has deep experience in strategic issues and possesses the ability to identify market trends and specific business development opportunities and contacts of importance to us.

Julie M. Howard Age 52 Director since March 2012 Chairman since May 2014

Ms. Howard became Chairman of the Board in May 2014, following her appointment as Chief Executive Officer of the Company in March 2012. Previously she served as the Company’s President from 2006 to March 2012 and the Company’s Chief Operating Officer from 2003 to March 2012. From 2001 to 2003, Ms. Howard was the Company’s Vice President and Human Capital Officer. Prior to 2001, Ms. Howard held a variety of consulting and operational positions with several professional services firms, including the Company. Ms. Howard is currently a member of the boards of directors of Kemper Corporation (formerly Unitrin, Inc.) and InnerWorkings Inc. and a member of the Foundation Board for Lurie Children’s Hospital of Chicago. Ms. Howard is a founding member of the Women’s Leadership and Mentoring Alliance (WLMA) and formerly served on the board of directors for the Association of Management Consulting Firms, the Dean’s Advisory Board of the Business School of the University of Wisconsin-Madison and the Board of Governors for the Metropolitan Planning Council in Chicago. Ms. Howard is a graduate of the University of Wisconsin, with a Bachelor of Science degree in Finance. She has also completed several post-graduate courses within the Harvard Business School Executive Education program, focusing in finance and management.

Key experience, qualifications, attributes and skills:

Ms. Howard has over 26 years of professional services experience and has held a broad array of senior management roles overseeing the Company’s consulting businesses and key administrative functions. She has also been a critical architect of the Company’s business strategy. As Chairman and Chief Executive Officer, Ms. Howard is responsible for the development and implementation of the Company’s long-term strategy and the effective prioritization of resource allocation to realize long-term shareholder value. Ms. Howard brings significant experience and insights to the Board in the areas of strategic market analysis and planning, targeted business and client development, operating model and profitability enhancements, consultant compensation and retention, client channel alignment and integrated brand management. In her current roles, she maintains regular interactions with clients, employees, investors and other key stakeholders. Additionally, Ms. Howard brings outside management and governance perspectives based on her business and civic board memberships.

Stephan A. James Age 68 Director since January 2009

Mr. James is the former Chief Operating Officer of Accenture Ltd. (now Accenture plc), and served as Vice Chairman and a member of the Board of Directors of Accenture Ltd. from 2001 to 2004. He also served in the advisory position of International Chairman of Accenture from August 2004 until August 2006. During his more than 35 years at Accenture, Mr. James held several senior management roles, including Managing Partner for the Central U.S., Managing Partner for the North American Financial Services Practice and Managing Partner for the Global Financial Services Operating Group. He is currently a member of the board of directors of Fidelity National Information Services, Inc. and The University Cooperative Company. He also serves as a member of the University of

Texas McCombs School of Business Advisory Board. During the past five years, Mr. James also served as a director at BMC Software Inc. and Metavante Technologies, Inc. Mr. James received a Bachelor of Business Administration degree, concentrating in Industrial Management and Labor Relations, from the University of Texas.

Key experience, qualifications, attributes and skills:

Mr. James has had multiple leadership roles related to global business and technology consulting, including as Chief Operating Officer of Accenture Ltd. Mr. James provides key insights into managing professional services workforces, both domestic and international. He has a deep understanding of corporate governance needs, and understands successful strategies for running global consulting firms.

Samuel K. Skinner Age 76 Director since December 1999

Mr. Skinner has served as Of Counsel to the law firm of Greenberg & Traurig, LLP since May 2004. From 2000 to 2003, Mr. Skinner was Chairman, President and Chief Executive Officer of U.S. Freightways Corporation. He formerly served as Co-Chairman of Hopkins & Sutter, a Chicago law firm, and as President of Commonwealth Edison Company and its holding company, Unicom Corporation (now Exelon Corporation). Prior to joining Commonwealth Edison, he served as Chief of Staff to former President George H.W. Bush. Prior to his White House service, Mr. Skinner served in the President’s cabinet for nearly three years as U.S. Secretary of Transportation. From 1977 to 1989, Mr. Skinner practiced law as a senior partner in the Chicago law firm of Sidley & Austin (now Sidley Austin LLP). From 1984 to 1988, while practicing law full time, he was appointed by President Ronald Reagan as Vice Chairman of the President’s Commission on Organized Crime. From 1968 to 1975, Mr. Skinner served in the office of the United States Attorney for the Northern District of Illinois and in 1975, President Gerald Ford appointed him United States Attorney, one of the few career prosecutors ever to hold that position. He is currently a member of the boards of directors of CBOE Holdings, Inc., Echo Global Logistics, Inc. and Virgin America. During the past five years, Mr. Skinner also served as a director at APAC Customer Services, Inc., Diamond Management & Technology Consultants, Inc., Express Scripts Holding Company and MedAssets, Inc. Mr. Skinner received a Bachelor of Science degree in Accounting from the University of Illinois and a J.D. from DePaul University Law School.

Key experience, qualifications, attributes and skills:

Mr. Skinner has served in key leadership positions in industry and in government. Mr. Skinner also has significant experience in the law-firm channel and is a former prosecutor. Mr. Skinner brings a deep understanding of the legal and regulatory environment in which the Company provides services. Further, Mr. Skinner has served on the boards of several public companies over the last 20 years and brings a wealth of experience regarding board processes and the need for independent assessment of the Company and management.

Governor James R. Thompson Age 78 Director since August 1998

Governor Thompson served as Chairman of the Chicago law firm of Winston & Strawn LLP from January 1993 to September 2006. He now serves as Senior Chairman, a position from which he will retire on January 31, 2016. He joined the law firm in January 1991 as Chairman of its Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until 1991. Prior to his terms as Governor, he served as United States Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State’s Attorney of Cook County, Illinois. He is a former Chairman of the President’s Intelligence Oversight Board and was a member of the National Commission on Terrorist Attacks upon the United States. Governor Thompson is currently a member of the board of directors of Maximus, Inc. He also serves as Chairman for the Public Review Board of UNITE HERE. During the past five years, Governor Thompson also served as a director at FMC Technologies, Inc. and John Bean Technologies Corp. Governor Thompson attended the University of Illinois and Washington University and received a J.D. from Northwestern University School of Law.

Key experience, qualifications, attributes and skills:

Governor Thompson has over 50 years of legal, political and management experience. He served as Governor of the State of Illinois for 14 years and has practiced law in various capacities, from the United States Attorney’s office to leading a major law firm. Governor Thompson has significant experience navigating the complex regulatory and legal landscape that exists today and provides critical business and strategic advice to the Company.

Michael L. Tipsord Age 55 Director since July 2009

Mr. Tipsord is Vice Chairman, President and Chief Operating Officer of the State Farm Insurance Companies. Mr. Tipsord has served in various capacities with State Farm since 1988 and has been an officer or trustee of various of its affiliates since 2001. In December 2014, Mr. Tipsord was named as President in addition to his roles of Chief Operating Officer, which he assumed in 2011, and Vice Chairman, which he assumed in 2005. Prior to serving as Chief Operating Officer, Mr. Tipsord served as Chief Financial Officer of State Farm from 2005 to 2010. Currently, Mr. Tipsord is a trustee of the State Farm Associates’ Funds Trust, the State Farm Mutual Fund Trust, and the State Farm Variable Product Trust. He also is a member of the Dean’s Advisory Board for the University of Illinois College of Law and serves as an honorary trustee of the Brookings Institution. Mr. Tipsord received a Bachelor’s degree from Illinois Wesleyan University and a J.D. from the University of Illinois at Urbana-Champaign College of Law.

Key experience, qualifications, attributes and skills:

As the President and Chief Operating Officer (and formerly, the Chief Financial Officer) of State Farm, a major insurance company, Mr. Tipsord brings deep financial and regulatory expertise as well as a critical understanding of the financial services industry, which is one of the key industries to which we provide our services. He also provides management and the Board with real time capital markets perspectives. In addition, Mr. Tipsord has broad experience in accounting and financial risk controls and management.

Randy H. Zwirn Age 61 Director since October 2014

Randy. H. Zwirn has served as Chief Executive Officer of the Energy Services Division of Siemens AG since January 2008 and as President and Chief Executive Officer of Siemens Energy, Inc. since August 1998. Prior to his current positions, Mr. Zwirn was a member of Group Executive Management of the Siemens Power Generation Group from 1998 until 2008. He also served as President of the Power Generation business of Westinghouse Electric Corporation from 1996 to 1998 and previously held various positions in general management, operations, projects, marketing and corporate finance at Westinghouse. Mr. Zwirn currently serves on the board of directors of SunEdison, Inc. He previously served on the Advisory Committee for the Export-Import Bank of the United States, the Georgia Tech Advisory Board, the Governor’s Council of the Metro Orlando Economic Development Commission and the boards of directors of AREVA, USA and the University of Central Florida Foundation. He holds a Bachelor of Science degree from Brooklyn College.

Key experience, qualifications, attributes and skills:

With nearly 40 years of experience in the energy industry, Mr. Zwirn brings deep understanding of the highly regulated energy sector, an area of key strategic focus for the Company. As the current Chief Executive Officer of the Energy Services Division of Siemens AG and President and Chief Executive Officer of Siemens Energy, Inc., his leadership experience, including general management, operations, projects, marketing and corporate finance, contribute valuable insights to the Board.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The following table sets forth the current members of each of the committees of the Board.

	Audit Committee	Compensation Committee	Executive Committee	Nominating and Governance Committee
Lloyd H. Dean*	X			X
Hon. Cynthia A. Glassman*		X		Chair
Julie M. Howard			X
Stephan A. James*	X	Chair
Samuel K. Skinner*			X
Governor James R. Thompson*†			Chair	X
Michael L. Tipsord*	Chair	X
Randy H. Zwirn*

*	Independent director (see “— Independence Determinations”)

†	Lead Director (see “— Board Leadership Structure and Risk Oversight”)

Charters for the audit committee, compensation committee and nominating and governance committee are available on our website at www.navigant.com/about_nci/corporate_governance.

Audit Committee.    The audit committee monitors the integrity of our financial statements, financial reporting process and systems of internal controls regarding finance and accounting; monitors our compliance with legal and regulatory requirements (particularly with respect to securities financial and accounting related matters); monitors the qualifications, independence and performance of our independent public accountants; monitors the performance of our internal audit function; provides an avenue of communication among the independent public accountants, internal audit function, management and the Board; and monitors significant litigation and enterprise risk exposure with respect to finance, accounting and securities related matters. In addition, the audit committee is directly responsible for the appointment, retention, compensation and oversight over the work of our independent public accountants. The audit committee has responsibility for reviewing and approving the hiring or dismissal of the employee or outsourced entity responsible for leading our internal audit function, as well as the scope, performance and results of our internal audit function’s internal audit plans. The audit committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent public accountants as well as anyone in the Company. The audit committee has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties and is entitled to receive appropriate funding from the Company, as the audit committee determines, for payment of compensation to the independent public accountants and any other consultants or experts retained by the audit committee as well as ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties. Each of the members of the audit committee is “independent” as defined by the listing standards of the New York Stock Exchange (“NYSE”) and satisfies the additional audit committee independence requirements set forth therein and under applicable SEC rules. The Board has determined that each of the members of the audit committee meets the NYSE financial literacy requirements and that Mr. Tipsord qualifies as an “audit committee financial expert” as defined by applicable SEC rules. None of the members of the audit committee serves on more than three public company audit committees. The audit committee met six times during 2014.

Compensation Committee.    The compensation committee reviews and monitors matters related to management development and succession; reviews and approves executive compensation policies and pay for performance criteria for the Company; reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates our Chief Executive Officer’s performance in light of those goals and objectives; reviews and approves base salaries, annual incentive bonuses and all long-term incentive awards for our executive officers; makes recommendations to the Board regarding new or amended incentive compensation and equity-based compensation plans and administers and exercises all powers of the Board under such plans (other than the power to amend those plans); reviews and provides input on such other matters concerning our employee compensation and benefit plans as the compensation committee deems appropriate; reviews and assesses the risks arising from our compensation policies and practices; reviews and evaluates our policies on recovery (or “clawback”) of excess compensation; reviews and assesses our stock ownership guidelines and holding period requirements for our directors and executive officers and oversees compliance with those guidelines; evaluates and recommends to the Board the form and amount of director compensation; and otherwise carries out the responsibilities that have been delegated to the compensation committee under the Company’s various compensation and benefit plans. The compensation committee also reviews and discusses with management the compensation discussion and analysis, prepares the compensation committee report included in our annual proxy statement, reviews the results of the advisory “say-on-pay” vote, and considers whether any adjustments to the Company’s executive compensation policies and practices are necessary or appropriate in light of such vote. In fulfilling its duties and responsibilities, the compensation committee has the authority, in its sole discretion, to retain the advice of a compensation consultant, legal counsel or other adviser(s). With respect to any adviser so retained, the compensation committee is directly responsible for appointing, setting the compensation for and overseeing the work of the adviser and is entitled to receive appropriate funding from the Company, as the compensation committee determines, for payment of reasonable compensation to such adviser(s). To the extent required by the NYSE or other relevant listing authority rules, the compensation committee evaluates the independence of its advisers (other than in-house legal counsel) prior to its being selected by, or providing advice to, the compensation committee, after taking into consideration all factors relevant to the adviser’s independence from management, including the facts specified by the applicable NYSE rules. Each of the members of the compensation committee is “independent” as defined by the listing standards of the NYSE and satisfies the additional compensation committee independence requirements set forth therein, is a “non-employee director” as defined by applicable SEC rules and is an “outside director” for purposes of Section 162(m) of the Code. The compensation committee met seven times during 2014.

Nominating and Governance Committee.    The nominating and governance committee identifies and evaluates individuals qualified to become members of the Board and recommends that the Board appoint those individuals as directors or selects (or recommends that the Board select) the director nominees to stand for election at our next annual meeting of shareholders at which directors will be elected. The nominating and governance committee monitors and reviews new SEC rules and NYSE listing standards as they are proposed, adopted and revised and reviews and assesses, at least annually, the adequacy of our corporate governance guidelines as well as compliance with applicable SEC rules and NYSE listing standards. Based on this review, the nominating and governance committee develops and makes recommendations to the Board regarding our corporate governance guidelines and reviews. The nominating and governance committee also reviews and makes recommendations to the Board regarding shareholder proposals properly submitted for inclusion in our proxy statement and reviews and approves our Code of Business Standards and Ethics. Our corporate governance guidelines and Code of Business Standards and Ethics are each posted on our website at www.navigant.com/about_nci/corporate_governance. Each of the members of the nominating and governance committee is “independent” as defined by the listing standards of the NYSE. The nominating and governance committee met five times during 2014.

Executive Committee.    The executive committee can act in lieu of the Board when necessary between meetings as permitted by Delaware law. The executive committee did not meet during 2014.

Board Meetings; Annual Meetings of Shareholders

The Board met eight times during 2014. Each of our directors attended at least seventy-five percent of the meetings of the Board and the Board committees on which he or she served that were held during 2014. Our non-management directors meet in regularly scheduled executive sessions and have selected Governor Thompson to serve as our Lead Director (see “— Board Leadership Structure and Risk Oversight” below). While we have no formal policy regarding attendance by our directors at our annual meetings of shareholders, we encourage all of our directors to attend. All of our directors then in office, except for Mr. William M. Goodyear who was not standing for re-election and was retiring, attended our 2014 annual meeting of shareholders.

Board Leadership Structure and Risk Oversight

Ms. Howard, our Chief Executive Officer and a member of the Board, assumed the role of Chairman of the Board effective as of May 1, 2014, following the retirement of Mr. Goodyear, our previous Chairman. The Board believes the leadership structure is a matter that should be evaluated and determined by the Board from time to time, based on all of the then-relevant facts and circumstances. Ms. Howard has been a member of the Board for three years, and the Board determined that transitioning leadership of the Board to Ms. Howard provides a clear and efficient leadership structure for the Company, with a single person setting the “tone at the top” and having primary responsibility for managing the overall business and strategy of the firm. Ms. Howard is supported in her role as Chairman by Governor Thompson, our Lead Director, who is “independent” under NYSE listing standards. As described in more detail below, as Lead Director, Governor Thompson serves as a liaison between the Chairman and the independent members of the Board. Given the Lead Director’s clearly-delineated governance responsibilities, the Board believes this leadership structure provides an appropriate balance between strong Company leadership and oversight by the independent directors on the Board.

Our corporate governance guidelines require that the Board appoint an independent lead or presiding director and that the Board meet in regularly scheduled executive sessions without management. Governor Thompson currently serves as our Lead Director. In this role, Governor Thompson serves as the conduit for the independent members of the Board to relay any concerns about governance or management issues. At any time, he has authority to call meetings of the independent directors. Management, as well as the internal audit function and enterprise risk management committee, also have unfettered access to his counsel. In the performance of his duties as Lead Director, Governor Thompson leads all executive sessions of the independent directors and presides at any meetings of the Board at which the Chairman is not present. Further, he reviews and approves information sent to the Board, including meeting agendas and meeting schedules. To the extent requested, Governor Thompson is available for consultation and serves as a line of direct communication with our shareholders and other interested parties (see the section entitled “Other Information” below).

The Board is ultimately responsible for overseeing our risk management process. The Board receives regular reports from our Chief Executive Officer and other members of our executive management team regarding the strategic and operating risks facing the Company. In addition, certain Board committees oversee risk within their respective areas of responsibility. For example, the audit committee has been delegated with primary oversight of financial, accounting and securities related risk, and the compensation committee oversees the risks associated with the Company’s compensation policies and practices, including conducting an annual risk assessment of such policies and practices. Together with the audit committee, the compensation committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

In addition, the Company has an enterprise risk management committee (which reports directly to the Board) to evaluate risks affecting our business. The Company’s internal audit function conducts an annual risk assessment and reports directly to the audit committee.

Independence Determinations

On an annual basis, the nominating and governance committee reviews and makes recommendations to the Board as to whether individual directors are “independent” for purposes of the applicable SEC rules and NYSE listing standards relating to corporate governance. The nominating and governance committee’s review is based on all relevant facts and circumstances, as well as criteria set forth in the applicable SEC rules and NYSE listing standards. In addition, the nominating and governance committee considers certain categorical standards approved by the Board to assist it in making independence recommendations. These categorical standards describe certain relationships that are considered immaterial and do not preclude a finding of independence.

Under our Standards for Director Independence, the following relationships are considered immaterial and therefore do not preclude a finding of independence:

1.

The director is affiliated with or employed by a company, partnership or other entity that receives payments from us for services in an amount which, in the current fiscal year, does not exceed the greater of (a) $1 million or (b) two percent of such other company’s consolidated gross revenues, provided, however, that (i) for purposes of determining whether a director satisfies the additional audit committee independence requirements set forth in the NYSE listing standards and under applicable SEC rules a director may not accept, directly or indirectly, a consulting, advisory or other compensatory fee from us in any amount (other than director and committee fees), and (ii) for purposes of determining whether a director satisfies the additional compensation committee independence requirements set forth in the NYSE listing standards, the Board will consider the source of compensation of such director, including any consulting, advisory or other compensatory fee from us (other than director and committee fees).

2.

The director is an employee, officer or director of a foundation, university or other non-profit organization to which we give directly, or indirectly through the provision of services, less than $250,000 during the year in question.

3.

In any cases where payments are made by us “indirectly” to an immediate family member of a director, as for example fees paid to a law firm in which such immediate family member is a partner, if such immediate family member disclaims and does not accept any share of payments, the Board will not consider that such payments preclude the director from being considered “independent” for all purposes, including service on the audit committee or the compensation committee.

A copy of these categorical standards is posted on our website at www.navigant.com/about_nci/corporate_governance.

Based on the review and recommendation of the nominating and governance committee, the Board affirmed that, except for Ms. Howard, all of our current directors, who are also all of our director nominees (Mr. Dean, Dr. Glassman, Mr. James, Mr. Skinner, Gov. Thompson, Mr. Tipsord and Mr. Zwirn), are “independent” within the meaning of the NYSE listing standards, applicable SEC rules and our Standards for Director Independence. Prior to their ceasing to serve as directors during 2014, the Board had determined that Mr. Thomas A. Gildehaus and Mr. Peter B. Pond were “independent” under such standards. In addition, the Board affirmed that all of the members of the audit committee satisfy the NYSE’s and SEC’s additional requirements for audit committee independence and that all of the members of the compensation committee satisfy the NYSE’s additional requirements for compensation committee independence.

Shareholder Rights Plan Policy

The Board has adopted a policy stating that we will submit the adoption or extension of any shareholder rights plan to a shareholder vote, unless the Board, in an exercise of its fiduciary responsibilities, believes that it is in the best interests of the Company and our shareholders to adopt or extend (for one year) a shareholder rights plan without the delay that would come from the time required to seek a shareholder vote. A copy of our shareholder rights plan policy is posted on our website at www.navigant.com/about_nci/corporate_governance.

Director Nomination Procedures

After considering the evaluation criteria outlined below, the nominating and governing committee recommended to the Board that each of the eight nominees identified in this Proxy Statement be nominated for election to the Board to serve a term of one year. Each of the nominees for director currently serves on the Board. Mr. Zwirn joined the Board on October 23, 2014 after he was identified and recommended as a potential director nominee by the nominating and governance committee based on its evaluation that he was qualified to serve using the criteria outlined below.

The nominating and governance committee is generally tasked with evaluating and recommending to the Board nominees for election to the Board at each annual meeting. The nominating and governance committee works with the Board to determine the appropriate characteristics, skills, and experiences for individual directors and for the Board as a whole with the objective of having a board of directors with diverse backgrounds and experience. In considering the qualifications of incumbent directors as well as future candidates for election to the Board, the nominating and governance committee considers all relevant factors, including judgment, character, reputation, education, and experience in relation to the qualifications of any alternate candidates and the particular needs of the Board, its committees and the Company as they exist at the time of the candidate’s consideration. Characteristics expected of all our directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. Although the Company does not have a formal policy on diversity, the Company seeks directors who represent a mix of backgrounds and experiences. The nominating and governance committee discusses each candidate’s diversity of background and experience in the context of the Board as a whole, with the objective of recommending a candidate for nomination to the Board who can best perpetuate the success of our business and represent our shareholders’ interests through the exercise of sound judgment. The nominating and governance committee evaluates each incumbent director to determine whether he or she should be nominated to stand for reelection, based on the types of criteria outlined above as well as the director’s contributions to the Board during their current term. The nominating and governance committee also considers each candidate’s relationships, if any, with the Company and its directors, officers, employees and shareholders, as well as any applicable criteria set forth in SEC rules, NYSE listing standards and Delaware law.

The nominating and governance committee and/or the Board will consider nominees for director who are recommended by our shareholders, provided that written notice of any such recommendation is received by our corporate secretary within the time frame established by our By-Laws with respect to direct nominations by shareholders (see the section entitled “Shareholder Proposals for the 2016 Proxy Statement” below). All candidates for director, including those who have been properly recommended or nominated by a shareholder, are evaluated using the same criteria as described above.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2014 (the “Audited Financial Statements”). In addition, the audit committee has discussed with KPMG LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The audit committee also has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence from the Company and management. The audit committee also has discussed with management, the Company’s internal audit function and KPMG LLP such other matters, and has received such assurances from them, as it deemed appropriate. Based on the foregoing review and discussions and relying thereon, the audit committee has recommended to the Board (and the Board has approved) the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

AUDIT COMMITTEE

Michael L. Tipsord, Chairman

Lloyd H. Dean

Stephan A. James

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion and analysis of the compensation program in place for our named executive officers, or NEOs. The compensation committee determines and approves the compensation of our NEOs. For 2014, our NEOs were:

•	Julie M. Howard, our Chairman and Chief Executive Officer (“CEO”);

•	Lucinda M. Baier, our Executive Vice President and Chief Financial Officer (“CFO”);

•	Lee A. Spirer, our Executive Vice President and Global Business Leader;

•	Monica M. Weed, our Executive Vice President, General Counsel and Secretary; and

•	William M. Goodyear, our former Executive Chairman (until his retirement on April 30, 2014).

Leadership Transitions

As discussed earlier in this Proxy Statement, Ms. Howard succeeded Mr. Goodyear in the role of Chairman upon the end of his term of employment with the Company on April 30, 2014. In light of his retirement, Mr. Goodyear did not participate in the 2014 long-term equity incentive program or otherwise receive an equity incentive award for 2014. He was eligible for and received a pro-rated cash bonus award under our 2014 annual incentive plan based on his achievement of individual performance goals for that portion of 2014 when he served as Executive Chairman (January 1, 2014 through April 30, 2014). Mr. Goodyear did not receive any severance benefits or similar compensation at the conclusion of his employment term. In recognition of his number of years of service at the Company, the compensation committee extended the period during which the vested stock options held by Mr. Goodyear were eligible for exercise following his retirement from three months to one year following his retirement date, or, if earlier, the original expiration date of the option. This post-retirement exercise period is shorter as compared to that provided under the terms of the stock option awards granted to our NEOs under our 2014 long-term equity incentive program (as those awards remain exercisable by the holder upon retirement through the option expiration date).

Executive Summary

2014 marked a year of key investments intended to position the Company for future sustainable organic growth, greater visibility and predictability in revenue and stakeholder value creation. While we focused on positioning ourselves to achieve our strategic initiatives, the Company delivered revenues before reimbursements in the upper end of our revised guidance range. Highlights for the full year 2014 included:

•	total revenues improved by 3% on a year-over-year basis to $859.6 million for the full year 2014 compared to $835.6 million for the prior year;

•	approximately 1.7 million shares of our common stock were repurchased during the year at an average cost of $16.50 per share; and

•

significant investments, including the acquisition and integration of Cymetrix Corporation and other businesses, were made as well as the addition of several revenue generating senior consultant hires in our target growth areas.

We believe the important investments in both organic and inorganic growth we made in 2014 will position the Company for accelerated revenue growth in the years ahead.

How did the Company perform relative to the performance goals under its 2014 annual incentive plan?

The Company’s actual performance relative to the financial performance goals established by the compensation committee at the beginning of 2014 for our 2014 annual incentive plan are shown in the following table:

(in millions, except per share data and percentages)	2014 Target	2014 Actual	2014 Actual as % of 2014 Target

Revenues Before Reimbursements	$761.0	$766.6	100.7%

Adjusted EBITDA(1)	$125.0	$116.2	93.0%

Adjusted Earnings per Share(1)	$1.08	$1.02	94.4%

(1)

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted earnings per share (EPS) are non-GAAP financial measures, as defined by the SEC. Adjusted EBITDA and adjusted EPS excludes the impact of severance expense and other operating costs (benefits) (including contingent acquisition liability adjustments, office consolidation costs, gain on asset dispositions and goodwill impairment).

How was the Company’s performance aligned with our NEOs’ compensation for 2014?

Performance-based compensation represented a significant percentage of our NEOs’ 2014 total direct compensation (“TDC”) opportunity (which includes annual base salary, annual cash bonus target and the annualized target value of equity incentive awards). For 2014, approximately 62% of our CEO’s TDC opportunity was tied to the achievement of pre-established financial and individual performance goals aligned with the Company’s operating and long-term strategic initiatives or relative total shareholder return (“TSR”). This percentage is slightly reduced from 2013 as a result of the compensation committee’s decision to add time-based restricted stock unit awards to the mix of long-term incentive compensation elements in our executive compensation program, as discussed further under “—2014 Executive Compensation Program” below.

•

Annual Performance-Based Bonus — For our NEOs (excluding Mr. Goodyear), the largest portion (70%) of their annual cash bonus opportunity for 2014 was based on the Company’s 2014 financial performance, as defined by the three performance measures summarized in the preceding table. The balance (30%) of their annual cash bonus opportunity for 2014 was based on the achievement of individual qualitative performance goals tied to strategic and operating initiatives at the Company. Based on the Company’s actual financial performance (as shown in the preceding table) and the compensation committee’s assessment of the relative achievement by each NEO of his or her respective individual performance goals for 2014, the 2014 cash bonuses paid to our NEOs (excluding Mr. Goodyear) ranged between approximately 91% and 99% of their respective annual cash bonus targets, as summarized in the following table.

	2014 Target Bonus	2014 Bonus as % of Target	2014 Actual Bonus
Julie M. Howard	$800,000	93.3%	$746,000
Lucinda M. Baier	$375,000	98.7%	$370,000
Lee A. Spirer	$450,000	91.1%	$410,000
Monica M. Weed	$337,500	96.3%	$325,000

Given the conclusion of Mr. Goodyear’s employment with the Company in the second quarter of 2014, the compensation committee approved a 2014 cash bonus award of $216,667 payable to him under the annual incentive plan, based on his achievement of certain individual performance goals as Executive Chairman, including goals specific to the continued transition of his responsibilities to Ms. Howard, who succeeded him as Chairman. Based on his achievement of these goals, Mr. Goodyear received the full cash incentive award of $216,667 in May 2014.

A detailed discussion of our 2014 annual incentive plan, including how the Company’s financial performance and each NEO’s individual performance specifically impacted the actual cash bonuses paid to them for 2014, is set forth below under “— 2014 Executive Compensation Program.”

•

Equity Incentive Compensation — 75% of the equity incentive awards granted to our NEOs in 2014 was performance-based. 25% of the aggregate target value of the awards granted under our 2014 long-term equity incentive program consisted of stock options (the compensation committee considers stock options to be performance-based because no value is delivered to the recipient unless our stock price increases); 50% of the aggregate target value of the awards consisted of performance-based restricted stock units; and the remaining 25% of the aggregate target value of the awards consisted of time-based restricted stock units. Mr. Goodyear did not participate in our 2014 long-term equity incentive program given his planned retirement. The performance-based restricted stock units granted to our NEOs in 2014 vest if and only to the extent that specific performance goals are met with respect to relative TSR and adjusted EBITDA during a three-year performance period.

•

Vesting of Performance-Based Equity Incentive Awards for the Three-Year Performance Period ended December 31, 2014 — Ms. Howard and Ms. Weed each received awards of performance-based restricted stock units in 2012 that vested on March 15, 2015 based on the Company’s performance over the three fiscal years that ended December 31, 2014, with 50% vesting based on the Company’s three-year relative TSR and 50% vesting based on the Company’s cumulative adjusted EBITDA over the same period, as discussed below. None of Ms. Baier, Mr. Spirer or Mr. Goodyear participated in the 2012 long-term equity incentive program. Ms. Baier and Mr. Spirer each joined the Company subsequent to the grant of awards under that program, and Mr. Goodyear’s remaining employment term with the Company was less than the three-year performance period featured as part of that program.

Three-year Relative TSR. Based on the Company’s TSR percentile ranking relative to companies within the Commercial and Professional Services Global Industry Classification Standard 2020 industry group that are also part of the Russell 3000 Index (the “GICS Industry Group”) for the three-year performance period ending December 31, 2014, the portion of the award attributable to relative TSR performance vested at 40.0% of target.

Cumulative Adjusted EBITDA over the Three-year Performance Period. Based on the Company’s adjusted EBITDA for the three-year performance period ending December 31, 2014, the portion of the award attributable to cumulative adjusted EBITDA performance vested at 107.8% of target.

Based on these results, the 2012 performance-based restricted stock unit awards granted to Ms. Howard and Ms. Weed vested, in the aggregate, at 73.9% of target.

What features of our executive compensation program reflect commonly viewed best practices from a corporate governance perspective?

Working with its independent compensation consultant, the compensation committee engages in an ongoing review of the Company’s executive compensation program to evaluate whether it remains consistent with the Company’s pay-for-performance philosophy and, as a whole, reflects what the compensation committee believes to be best practices among the Company’s peer group and the broader market. The chart that follows summarizes certain features of our executive compensation program, each of which the compensation committee believes reinforces our pay-for-performance philosophy.

What We Do	What We Don’t Do
✓ Align pay with Company performance and the interests of our shareholders	× No “evergreen” or indefinite term employment agreements with our NEOs

✓ Target our NEOs’ compensation opportunities at a median market range of our peer group	× No “single-trigger” change-in-control severance provisions in NEO employment agreements

✓ Tie annual bonus payouts to pre-established financial and individual performance goals

×       No excise tax gross-ups upon change in control

×       No excessive severance benefits

×       No supplemental executive retirement plans

×       No re-pricing, cancellation and re-grant, or cash repurchase of underwater stock options

×       No excessive perquisites and no tax gross-ups on perquisites

×       No share recycling or payment of dividend equivalents on unearned performance awards

✓ Enter into employment agreements having finite terms with our NEOs
✓ Utilize multiple and relative performance goals and multi-year, overlapping performance periods for performance awards granted under our annual long-term equity incentive program
✓ Have stock ownership guidelines and post-vesting and post-exercise holding periods for our NEOs and non-employee directors
✓ Prohibit pledging and hedging of Company stock
✓ Require reimbursement of excess incentive compensation in the event of certain restatements of our financial statements

From time to time, we engage in discussions with our top shareholders on our executive compensation program and corporate governance practices. The compensation committee believes the features of our executive compensation program are consistent with many of the views that have been expressed by our shareholders and appropriately incentivize our NEOs to create value for our shareholders.

How did we consider the results of the 2014 advisory shareholder vote on executive compensation?

At our 2014 annual meeting of shareholders, our shareholders overwhelmingly voted to approve the 2013 compensation paid to our NEOs as disclosed in the 2014 proxy statement (commonly referred to as a “say-on-pay” proposal), with over 98% of the shares present in person or represented by proxy voting “for” the say-on-pay proposal. Considering the results of this advisory vote, the compensation committee decided to retain our overall executive compensation philosophy and did not make any changes to our executive compensation program in response to the 2014 say-on-pay-vote. Accordingly, our executive compensation program continues to emphasize performance-based and retention-based annual and long-term incentive compensation opportunities that are designed to reward our NEOs for the creation of shareholder value. We believe the performance metrics established by the compensation committee as part of our 2014 executive compensation program are consistent with this philosophy.

Executive Compensation Philosophy

The overall objective of our executive compensation program is to attract, retain and motivate highly qualified and effective executive officers in order to positively impact the Company and ultimately create long-term value for our shareholders. We designed our executive compensation program to meet this objective by:

•	aligning our NEOs’ incentive compensation opportunities with the Company’s financial and strategic performance goals, as well as the relative performance of our stock price over time;

•	providing our NEOs with target compensation opportunities that are competitive with other companies in our peer group; and

•	discouraging excessive risk taking and promoting sound corporate governance.

We believe that this pay philosophy is present in the design of all of our compensation policies (including those applicable to our non-executive employees).

How is pay aligned with performance?

Performance-based compensation represented a significant portion of our NEOs’ TDC opportunity for 2014. In particular:

•

All of the cash bonuses paid to our NEOs under our annual incentive plan are tied to pre-established financial and/or individual performance goals that are aligned with the Company’s operational and long-term strategic initiatives; and

•	Three-quarters of the equity awards granted to our NEOs in 2014 were performance-based in the form of stock options and performance-based restricted stock units.

How do we establish the market competitiveness of our executive compensation program?

To enhance retention and strengthen the focus of our executive management team, we have designed our executive compensation program to provide our NEOs with TDC opportunities that are competitive with comparable positions at companies within our peer group and the broader market. The compensation committee assesses the market competitiveness of our executive compensation program based on peer group proxy data, as well as general industry compensation survey data. The compensation committee relies on Frederic W. Cook & Co., its independent compensation consultant (“FWC”), to compile and analyze peer group and survey data for purposes of this assessment.

On an annual basis, the compensation committee evaluates and, if appropriate, adjusts the composition of the peer group. In reviewing the composition of the peer group, the compensation committee considers the following general criteria:

•	companies in the same or similar lines of business;

•	companies with at least one of the following business traits: human capital intensive, business-to-business advisory services, project-based revenue model and international operations; and

•

companies with revenues ranging between approximately 33% and 300% of the Company’s trailing four-quarter revenues (which was $824 million as of May 31, 2014, as shown in the chart below) and within a reasonable size range of the Company, as recommended by FWC, with respect to other financial and operating metrics, such as operating income, total assets, total equity, total employees and market capitalization.

Based on these criteria, as well as input from management and FWC, the compensation committee approved the following peer group for purposes of evaluating 2014 executive compensation decisions. This peer group was originally approved by the compensation committee in June 2011, but updated for 2014 to delete Duff & Phelps Corporation due to its April 2013 acquisition by a privately-held company.

	As of May 31, 2014 (in millions, except employee data)(1)
Peer Company	Trailing 4-Qtr. Net Revenue	Market Cap	Most Recent Fiscal Year-End Employees
The Advisory Board Company	$521	$1,749	2,400
CBIZ, Inc.	$700	$423	4,100
The Corporate Executive Board Company	$846	$2,304	3,900
CRA International, Inc.	$292	$225	597
Exponent, Inc.	$299	$929	984
FTI Consulting, Inc.	$1,671	$1,318	4,207
Gartner, Inc.	$1,824	$6,414	5,997
Heidrick & Struggles International, Inc.	$489	$340	1,499
Hill International, Inc.	$591	$257	3,632
Huron Consulting Group Inc.	$838	$1,606	2,596
ICF International, Inc.	$960	$742	4,500
IHS Inc.	$1,983	$9,569	8,000
Korn/Ferry International	$973	$1,510	3,272
MAXIMUS, Inc.	$1,564	$3,033	12,000
Resources Connection, Inc.	$551	$481	2,915
Sapient Corporation	$1,355	$2,332	11,900
Tetra Tech, Inc.	$2,072	$1,731	14,181
TRC Companies, Inc.	$469	$158	2,800
VSE Corporation	$472	$332	2,800

75th Percentile	$1,460	$2,026	5,249
Median	$838	$1,318	3,632
25th Percentile	$505	$381	2,498

Navigant Consulting, Inc.	$824	$827	2,743
Navigant Consulting, Inc. (percentile rank)	49%	41%	32%

(1)

All peer group financial, market and operating data was compiled by FWC from Standard & Poor’s Compustat Service. Other than for the Company, net revenue may exclude non-operating income, gain on sale of securities or fixed assets, discontinued operations, excise taxes and royalty income.

For 2014, we targeted the compensation of our NEOs at a median market range, which we define as within 10% of the median for base salaries, within 15% of the median for annual cash bonus targets, and within 20% of the median for equity incentive targets and targeted TDC. Individual target compensation opportunities, however, may vary depending on the relative level of experience and tenure of the executive or clearly differentiated individual performance.

For our NEOs (other than Mr. Goodyear, for the reasons described below), the median market range was determined by FWC by taking the simple average of the peer group median data and the size-adjusted median data from three general industry surveys conducted by Aon Hewitt, Mercer and Towers Watson, which cover 150 to 500 different positions at approximately 350 to 2,500 organizations. The median market range consists of both pay rank and functional match data for the peer group and functional match data for the general industry surveys. For Mr. Goodyear, peer group median data and industry surveys were not utilized by FWC to evaluate his 2014 compensation, as his compensation for the remaining term of his employment with the Company, which consisted only of base salary and a pro-rated cash bonus, was based on his compensation for the prior year.

How do we discourage excessive risk-taking and promote sound corporate governance?

We have designed our executive compensation program and adopted certain compensation policies to discourage excessive risk-taking. The design features of our program that mitigate risk include the following:

•

We have adopted a clawback policy requiring the reimbursement of excess incentive compensation paid to the Company’s executive officers in the event of certain restatements of the Company’s financial statements;

•

The awards granted under our long-term equity incentive program contain multi-year vesting and/or performance periods that overlap in order to diminish the incentive to maximize performance in any one fiscal year at the expense of another;

•

Awards payable to our NEOs under our annual incentive plan, as well as the vesting of the performance-based equity awards granted to our NEOs, are based on the attainment of multiple performance goals, with balanced weighting, which decreases the incentive to focus on a single performance goal to the detriment of others;

•

Annual cash bonus awards and the vesting of performance-based restricted stock unit awards are limited to formulaic maximums based on the achievement of pre-established performance goals over the relevant performance period;

•

Our stock ownership guidelines, which also include holding period requirements, continue to align our NEOs’ interests with those of our shareholders beyond the end of a specific performance period or following a vesting or option exercise date;

•	Our insider trading policies prohibit all of our employees, including our NEOs, from selling short our common stock or engaging in hedging or offsetting transactions regarding our common stock; and

•

Our insider trading policies also prohibit, on a prospective basis after January 1, 2013, our employees from holding shares of our common stock in a margin account or pledging shares of our common stock as collateral for a loan.

Role of Independent Compensation Consultant and Management

Role of Independent Compensation Consultant

The compensation committee has engaged FWC to serve as its independent compensation consultant. FWC works directly for the compensation committee (and not on behalf of management) and assists the compensation committee in evaluating our executive compensation program, including peer group composition, competitive benchmarking, program design, and staying abreast of market practices and trends. FWC performed no other work for the Company in 2014.

In connection with its engagement of FWC, the compensation committee assessed the independence of FWC, taking into account such factors as FWC’s policies and procedures designed to prevent conflicts of interest and the existence of any business or personal relationship that could impact FWC’s independence. The compensation committee identified no conflicts of interests with respect to its engagement of FWC and concluded that FWC was independent.

Role of Management in Compensation Decisions

As part of its annual compensation review, the compensation committee reviews the performance of each NEO. For the NEOs other than our CEO, the compensation committee receives performance assessments and compensation recommendations from our CEO. Except for our CEO, none of the other NEOs is present when these assessments and recommendations are made, and they do not otherwise play any role in decisions affecting their compensation, except for discussing their annual, individual performance goals (and their self-assessment of their respective achievement of those goals) with our CEO. Our CEO, in turn, makes recommendations to the compensation committee based on these discussions. Our CEO does not participate in her own performance review and does not recommend her own compensation (other than completing a self-assessment of her annual, individual performance goals).

2014 Executive Compensation Program

Our executive compensation program for 2014 was comprised primarily of annual cash compensation (base salary and performance-based bonus) and equity incentive compensation (stock options, performance-based restricted stock units and time-based restricted stock units). We offer limited perquisites and no supplemental executive or retirement benefits to our NEOs.

How does our 2014 executive compensation program align with our overall pay philosophy and objectives?

The following table shows how our 2014 executive compensation program fits into our overall compensation philosophy and program objectives:

Component	Key Characteristics	Overall Objective	Specific Purpose	2014 Decisions
Base Salary	• Fixed compensation payable in cash • Reviewed annually for market competitiveness	• Attract and retain • Pay competitively	• Provide a base level of fixed and predictable income	• Three of our NEOs received base salary increases in 2014 (see this page below to page 25)
Performance-Based Bonus

•   Variable incentive compensation payable in cash

•   Payouts based on the achievement of pre-established annual financial goals related to revenues, adjusted EBITDA and adjusted EPS as well as individual performance goals

		• Attract and retain • Pay competitively • Align pay with performance results	• Motivate and reward financial and individual performance in line with the Company’s annual operating plan and short-term operating objectives

•   Based on performance relative to the financial and individual performance goals established at the beginning of the year, cash bonus payouts for 2014 ranged between 91% and 99% of target (see pages 25 to 27)

Stock Options

•   Variable equity incentive compensation

•   Value delivered to holder is based on the increase in our common stock price during the term of the option

•   Vest annually over a three-year period and expire six years from the grant date

		• Attract and retain • Pay competitively • Align NEOs’ interests with shareholders’ interests on a long-term basis	• Promote long-term retention • Incentivize the creation of long-term shareholder value

•   Represented 25% of the awards granted under our 2014 long-term equity incentive program (see pages 27 to 30)

•   Mr. Goodyear did not participate in this program or receive an equity award in 2014 due to the approaching conclusion of his employment term on April 30, 2014

Performance-Based Restricted Stock Units

•   Variable equity incentive compensation

•   Vest based on relative TSR percentile rank and cumulative adjusted EBITDA performance

•   Three-year performance period for awards granted as part of our 2014 long-term equity incentive program

		• Attract and retain • Pay competitively • Align pay with performance results and shareholder value creation during the performance period	• Promote long-term retention • Incentivize the creation of long-term shareholder value and achievement of long-term financial and strategic objectives

•   Represented 50% of the awards granted under our 2014 long-term equity incentive program (see page 28)

•   Vesting tied to relative TSR and adjusted EBITDA performance over a three-year performance period (see page 29)

•   Mr. Goodyear did not participate in this program or receive an equity award in 2014 due to the approaching conclusion of his employment term on April 30, 2014

Time-Based Restricted Stock Units	• Vest annually over three-year period	• Attract and retain • Pay competitively	• Promote long-term retention • Incentivize the creation of long-term shareholder value

•   This award type was introduced in 2014 to increase the retentive value of our long-term equity incentive program, particularly in light of the competitive marketplace for talent (see page 28)

•   Mr. Goodyear did not participate in this program or receive an equity award in 2014 due to the approaching conclusion of his employment term on April 30, 2014

How were each of our executive pay components determined for 2014?

•	Annual Base Salary — Initial annual base salaries are set pursuant to the terms of each NEO’s employment agreement with us based on median market data and other factors such as the executive’s prior work experience and scope of responsibility. Thereafter, base salaries are reviewed by the compensation committee in connection with its annual compensation review. In keeping with our objective of retaining executive talent and paying competitively, the annual base salaries of our NEOs are reviewed by the compensation committee relative to the median market range (see “Executive Compensation Philosophy — How do we establish the market competiveness of our executive compensation program?” above) and their respective experience, level of responsibility, individual performance and tenure with the Company.

The compensation committee approved base salary increases, effective March 1, 2014, for Ms. Howard (from $700,000 to $800,000), Ms. Baier (from $450,000 to $500,000) and Mr. Spirer (from $550,000 to $600,000). Ms. Howard’s salary increase was in recognition of her strong leadership and strategic contributions since assuming the CEO position in March 2012, including the effective development of a new, long-term strategy for the Company. Ms. Baier’s salary increase was reflective of her strong performance during 2013. Mr. Spirer’s salary increase was reflective of his strong performance during 2013 and overall level of responsibility in leading the business segments at the Company. As Ms. Weed received a base salary increase in October 2013 in connection with her promotion to Executive Vice President, she did not receive any further base salary increase in 2014.

•

Annual Performance-Based Bonus — We designed our 2014 annual incentive plan to motivate our NEOs to achieve the Company’s annual financial goals and their individual performance goals in line with the Company’s annual operating plan and short-term operating objectives. Cash bonuses awarded to our NEOs under the plan are based on the achievement by the Company and each NEO of pre-established performance goals and are calculated using the following formula:

Target Annual Bonus ($)	x	Company Performance Factor (%)	x	70% weighting	+	Individual Performance Factor (%)	x	30% weighting	=	Payout ($)

Annual cash bonus targets, which are expressed as a percentage of the NEO’s base salary, are reviewed and set annually by the compensation committee. Except in the case of Ms. Howard, annual cash bonus targets are set forth in each of our NEOs’ employment agreements based on median market data and other factors such as expected relative contribution to the organization and internal pay equity.

For our NEOs other than Mr. Goodyear, their annual cash bonus targets (expressed as a percentage of their base salaries) remained at the same levels as applied in 2013, which was 75% of base salary for each of Ms. Baier, Mr. Spirer and Ms. Weed and 100% of base salary for Ms. Howard. The base salary used to determine annual cash bonus payment is that in effect at the end of the fiscal year.

Awards payable under our annual incentive plan may range from 0% to a maximum cap of 200% of an NEO’s annual cash bonus target.

As discussed above, Mr. Goodyear was awarded a cash bonus of $216,667 for the portion of 2014 when he served as Executive Chairman, subject to his achievement of individual performance goals, including goals specific to the continued transition of his responsibilities as Chairman to Ms. Howard. Based on Mr. Goodyear’s achievement of these goals, we paid Mr. Goodyear a $216,667 cash incentive award in May 2014. The discussion of our 2014 annual incentive plan that follows does not apply to Mr. Goodyear or to the bonus paid to him for 2014 performance.

How was the Company Performance Factor determined for 2014?

The Company Performance Factor was determined by measuring the Company’s performance for 2014 against specified financial performance goals established by the compensation committee at the beginning of the year. Each financial performance goal is comprised of threshold, target and maximum performance levels. If the threshold performance level for a particular financial performance goal is not achieved, no amount will be paid for that performance goal. For 2014, the Company performance goals and their relative weighting were as follows:

		Payout Factor (in millions, except per share data)
Performance Goal	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)
Revenues Before Reimbursements	33.33%	$650.0	$761.0	$915.0
Adjusted EBITDA	33.33%	$94.0	$125.0	$156.0
Adjusted EPS	33.33%	$0.81	$1.08	$1.35

The compensation committee selected these financial measures because it believed that they collectively: (1) motivated our NEOs to focus on both revenue growth and profitability; (2) were consistent with the Company’s long-term strategic initiatives; and (3) were tied to the creation of long-term shareholder value. Each performance goal’s target performance level was the same as the Company’s 2014 financial and operating plan targets established at the beginning of the year. Company performance between the threshold, target and maximum performance levels is determined using a matrix that includes a series of intermediate performance levels, with straight line interpolation between the intermediate performance levels.

The Company’s 2014 performance, measured against each of the financial performance targets established under our 2014 annual incentive plan, is illustrated in the following table. This performance resulted in a Company Performance Factor of 90.9%.

Performance Goal	2014 Actual	Payout Factor	Weighting	Weighted Payout Factor
Revenues Before Reimbursements	$766.6M	106.2%	33.33%	35.4%
Adjusted EBITDA	$116.2M	81.6%	33.33%	27.2%
Adjusted EPS	$1.02	85.0%	33.33%	28.3%

	Company Performance Factor			90.9%

How were the Individual Performance Factors for each NEO determined for 2014?

Individual performance goals for each NEO were established early in 2014 and were designed to generally align with the Company’s strategic and operating initiatives (both short-term and long-term). The compensation committee reviews and approves the individual performance goals (including the goals’ relative weighting) for the CEO and, based on the CEO’s recommendations, reviews and approves the individual performance goals (including the goals’ relative weighting) for the other NEOs. Individual performance against these pre-established goals was reviewed by the compensation committee after the end of the year based on the CEO’s self-assessment of her individual performance and the CEO’s assessment of the other NEOs’ individual performance. Based on this review, the compensation committee certified the achievement by each NEO of his or her individual performance goals and assigned each NEO an Individual Performance Factor (ranging from 0 to 200%), which is weighted 30% in the bonus payout formula.

The following table contains a high-level summary of the individual performance goals of each NEO (other than Mr. Goodyear) under our 2014 annual incentive plan as approved by the compensation committee.

Individual Performance Goals
Julie M. Howard	Ms. Howard’s 2014 goals focused on driving successful progress on key strategic imperatives in support of firm strategy to perform, bank and innovate, ensuring effective alignment of our people and organization against strategic imperatives and development of greater awareness, interest and confidence in our expertise and the Navigant brand.

Lucinda M. Baier	Ms. Baier’s 2014 goals included maintaining the continued effectiveness of our internal controls, providing financial support to drive improved performance margins, balancing the firm’s cash flows and capital needs while meeting our overall financial objectives and effectively managing the finance & accounting, corporate development and investor relations functions.

Lee A. Spirer	Mr. Spirer’s 2014 goals focused on practice management and accountability, practice operating performance to meet longer-term firm margin goals and the exploration, identification and delivery of growth and innovation opportunities for the firm.

Monica M. Weed	Ms. Weed’s 2014 goals primarily related to successfully managing our legal department, litigation activity, as well as corporate governance, securities and compliance matters. Her goals also included supporting key initiatives pursued by the Company and leading the enterprise risk management function.

What were the bonus payouts to our NEOs for 2014?

Based on achievement by the Company and each NEO of his or her respective individual performance goals, cash bonus awards paid under our annual incentive plan to our NEOs in March 2015 for the 2014 performance year were as follows:

	Target Annual Incentive	Actual Bonus Payout	Bonus Award as % of Target(1)
Julie M. Howard	$800,000	$746,000	93.3%
Lucinda M. Baier	$375,000	$370,000	98.7%
Lee A. Spirer	$450,000	$410,000	91.1%
Monica M. Weed	$337,500	$325,000	96.3%

(1)

Based on a Company Performance Factor of 90.9% (which resulted in a payout percentage of 63.6% for Company performance after applying the 70% weighting) and an Individual Performance Factor for each NEO determined by the compensation committee based on its assessment of each NEO’s achievement of the above-referenced individual performance goals (which is weighted 30% in the bonus payout formula).

•

Equity Incentive Compensation — Equity-based incentive awards further align our NEOs’ interests with those of our shareholders and incentivize the creation of shareholder value as well as the achievement of financial and strategic initiatives. We also believe that offering our NEOs equity-based incentives gives us an advantage in terms of attracting and retaining executive talent in an increasingly-competitive environment.

We have made meaningful changes since 2012 to our equity incentive compensation program in terms of both the percentage of our NEOs’ annual targeted TDC opportunity that is comprised of long-term equity incentives and the type of long-term equity incentive awards granted. For 2014, 75% of the long-term equity incentive awards granted to the NEOs were performance-based. The compensation committee considers time-vested stock options to be performance-based incentive awards because no value is delivered to the recipient of the stock option award unless our stock price increases during the term of the option and shareholder value is created. As discussed in the “Executive Summary” above, for 2014, the remaining 25% of the long-term equity incentive awards granted to our NEOs participating in our long-term equity incentive program was in the form of time-based restricted stock units that vest in one-third increments on each of the first three anniversaries of the grant date.

How were grant values determined for our NEOs who participated in our 2014 Long-Term Equity Incentive Program?

Target equity award values for each NEO participating in our 2014 long-term equity incentive program were determined by the compensation committee based on the median market ranges developed by FWC. The aggregate grant date value of the long-term equity incentive awards, granted effective March 15, 2014, is shown in the table below:

2014 Equity Award Value(1)
Julie M. Howard	$1,450,000
Lucinda M. Baier	$450,000
Lee A. Spirer	$600,000
Monica M. Weed	$300,000

(1)

Represents the target equity award opportunity for each NEO included in the table. The target award values are not the same as the grant date fair values computed for financial reporting purposes and reported in the “2014 Grants of Plan-Based Awards” table included in the “Executive Compensation” section below because the target number of shares underlying the target award value of the performance-based restricted stock units is computed based on our average stock price during the 30-day period prior to the grant date, rather than the stock price on the date of grant.

The target equity award value for each of the above NEOs fell within the median market ranges determined by FWC. As explained above, the median market range for long-term equity incentive award targets is determined by taking the simple average of the median of our peer group and size-adjusted, third-party general industry survey data, plus or minus 20%. The target equity award values for 2014 for Ms. Howard, Ms. Baier and Mr. Spirer were increased over their corresponding award values for 2013 to reflect movement in the median market ranges applicable to their respective positions.

Following a competitive analysis of pay practices within our peer group prepared by FWC for the compensation committee in the fall of 2013, the compensation committee decided to change the mix of equity incentive award types granted under our long-term equity incentive program to our NEOs. Beginning in 2014, three equity incentive award types were utilized: stock options (which represented 25% of the total target award value), performance-based restricted stock units (which represented 50% of the total target award value), and time-based restricted stock units (which represented 25% of the total target award value). The compensation committee introduced time-based restricted stock units as an award type for 2014 in order to increase the retentive value of the long-term equity incentive program for our NEOs, particularly in light of a competitive marketplace for executive talent.

Consistent with prior years, the target award values for each NEO who participated in the program was determined based on the median market ranges developed by FWC. Similar to the performance-based restricted stock units granted under the 2013 program, the performance-based restricted stock units granted under the 2014 program have a three-year performance period and vest if and only to the extent that specified quantitative performance goals with respect to the Company’s TSR, relative to the GICS Industry Group, and cumulative adjusted EBITDA are met during that three-year performance period. Each performance goal is comprised of threshold, target and maximum performance levels. If the threshold level of performance is not met for a particular performance goal, the portion of the award related to that performance goal will not vest.

The vesting percentages applicable to the TSR performance goal are set forth below.

Percentile Rank vs. GICS Industry Group	Vesting Percentage (Straight Line Interpolation Between Levels)
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile and above	150%

The target performance level for the cumulative adjusted EBITDA goal (which would result in a 100% payout for this tranche of the restricted stock unit award) was designed to be achievable with continued strong business performance, while the maximum performance level (which would result in a 150% payout for this tranche of the restricted stock unit award) was designed to be more difficult to achieve and would require stronger business performance and significantly higher adjusted EBITDA performance over the three-year performance period.

The stock options granted to our NEOs effective March 15, 2014 have an exercise price equal to $18.45 per share (which was the closing price of a share of our common stock on the grant date), vest annually over a three-year period and expire six years following the grant date to control the potential dilution overhang from our equity compensation program.

The time-based restricted stock units vest in one-third increments on each of the first three anniversaries of the grant date, subject to the NEO’s continued employment with the Company on the applicable vesting date.

What equity incentive awards were granted to our NEOs outside of the 2014 Long-Term Equity Incentive Program?

Mr. Goodyear did not participate in our 2014 long-term equity incentive program due to the fact that his employment with the Company was scheduled to end shortly after the grant date. In connection with his retirement as Executive Chairman and in recognition of his number of years of service to the Company, the compensation committee extended the period during which the vested stock options held by Mr. Goodyear were eligible for exercise following his retirement from three months to one year following his retirement date, or if earlier, the original expiration date of the option. This post-retirement exercise period is shorter as compared to that provided under the terms of the stock option awards granted to our NEOs under our 2014 long-term equity incentive program (as those awards remain exercisable by the holder following retirement through the option expiration date). This extension of the exercise period resulted in additional equity compensation expense to the Company as shown in the “2014 Summary Compensation Table” below.

How did the Company’s performance during 2014 affect the vesting of performance-based equity incentive awards?

The portion (50%) of the performance-based restricted stock unit awards granted to Ms. Howard and Ms. Weed on March 15, 2012 that vested on the third anniversary of the grant date vested if and only to the extent that the Company’s TSR, relative to the GICS Industry Group, met or exceeded specified targets during the three-year performance period ending December 31, 2014, with the vesting percentages for this tranche of the award determined as follows (using straight-line interpolation between performance levels):

Company Percentile Rank v. GICS Industry Group	Vesting Percentage
Below 25th percentile	0%
25th percentile	50%
50th percentile and above	100%

Actual Vesting Percentage (3-year TSR rank = 30th percentile)	40%

As the table above indicates, the Company’s actual TSR rank for the three-year period ended December 31, 2014 was at the 30th percentile of the GICS Industry Group, resulting in a payout for this tranche of the award equal to 40.0% of the shares underlying this tranche of the award.

The portion (50%) of the performance-based restricted stock unit awards granted to Ms. Howard and Ms. Weed on March 15, 2012 that vested on the third anniversary of the grant date vested if and only to the extent that the Company’s cumulative adjusted EBITDA for the three-year performance period ending December 31, 2014 exceeded the Company’s threshold goal for this performance measure. Based on the Company’s cumulative adjusted EBITDA target for the three-year period of $340 million, and the Company’s actual cumulative adjusted EBITDA for the three-year period of $353.6 million, 107.8 % of the restricted stock units in this tranche vested, as shown in the table below.

EBITDA
Threshold (0%)	<$	295M
25%		$295M
Target (100%)		$340M
Maximum (150%)		$395M

Actual Vesting Percentage = 107.8% (Cumulative 3-Year Adjusted EBITDA = $353.6 million)

Based on the combined results with respect to relative TSR and cumulative adjusted EBITDA performance over the three-year performance period, vesting of the 2012 performance-based restricted stock unit awards for Ms. Howard and Ms. Weed was 73.9% of the target award.

None of Ms. Baier, Mr. Spirer or Mr. Goodyear participated in the 2012 long-term equity incentive program. Ms. Baier and Mr. Spirer each joined the Company subsequent to the grant of awards under that program, and Mr. Goodyear’s remaining employment term with the Company was less than the three-year performance period featured as part of that program.

•

Other Compensation — We offer limited perquisites to our NEOs, with parking benefits being the main perquisite that our NEOs receive on an annual basis. None of our NEOs receives benefits under a defined benefit pension plan or supplemental executive retirement plan.

Post-Termination Compensation

We have entered into employment agreements with our NEOs that provide, among other things, for certain payments and benefits in the event that an NEO’s employment is terminated under certain circumstances, such as being terminated by the Company without “cause” or resigning for “good reason” or within a specified period following a “change in control.” These employment agreements are described in further detail in the section entitled “Executive Compensation — Employment Agreements” below.

The compensation committee believes that the severance arrangements provided under our NEOs’ employment agreements are an important part of our overall executive compensation program because they help us ensure the continued focus and dedication of our NEOs, notwithstanding any concern that they might have at any given time regarding their continued employment prior to or following a change in control transaction. The compensation committee also believes that employment agreements are an important recruiting and retention tool, as the majority of companies with which we compete for executive talent have similar agreements in place for their executives.

All of the employment agreements with our NEOs have finite terms. None of the employment agreements with our NEOs contain excise tax gross-up provisions related to a change in control of the Company, and to the extent an employment agreement provides for change in control severance benefits, a qualifying termination event (or “double trigger”) is required in connection with the change in control transaction in order for the NEO to be entitled to those benefits.

Other Compensation Policies

Stock Ownership Guidelines and Holding Period Requirements

To reinforce the importance of stock ownership and further align our NEOs’ interests with those of our shareholders, the compensation committee has adopted stock ownership guidelines which also include holding period requirements that apply to equity incentive awards granted to our NEOs. Consistent with the prevailing practice in our current peer group, our stock ownership guidelines require the CEO to own shares of our common stock valued at a minimum of four times annual base salary and the other NEOs to own shares of our common stock valued at a minimum of three times annual base salary. In addition to shares owned outright by the NEO, shares that count toward the achievement of the ownership guidelines include the net in-the-money, after-tax value of vested, but unexercised, stock options, as well as vested and unvested time-based restricted stock and restricted stock units. Shares that do not count towards the achievement of the ownership guidelines include shares underlying unvested stock options and unvested performance-based restricted stock or restricted stock units. Until these ownership guidelines are achieved, each NEO must retain at least 50% (75% in the case of the CEO) of the net shares received upon the vesting of equity awards or the exercise of stock options.

Even after meeting the applicable stock ownership guideline, our NEOs must comply with holding period requirements with respect to their equity incentive awards. Under these holding period requirements, our CEO is required to hold at least 75%, and the other NEOs are required to hold at least 50%, of the net shares received from the vesting of equity awards or the exercise of stock options for at least one year following the vesting or exercise date.

At the end of 2014, all of our NEOs were in compliance with these stock ownership guidelines (either because they achieved the applicable ownership guideline or had complied with the applicable retention ratios if such guideline had not been achieved) including the holding period requirements contained therein.

Clawback Policy

The Board has adopted a clawback policy requiring the reimbursement of excess incentive compensation paid to the Company’s executive officers in the event of certain restatements of the Company’s financial statements. This policy will be amended as necessary to comply with the final regulations under the Dodd-Frank Wall Street Reform Act when they are adopted by the SEC.

Insider Trading Policies

Our insider trading policies prohibit all of our employees, including our NEOs, from selling short our common stock or engaging in hedging or offsetting transactions regarding our common stock. Effective January 1, 2013, our insider trading policies also prohibit, on a prospective basis, our employees from holding shares of our common stock in a margin account or pledging shares of our common stock as collateral for a loan.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K, with management of the Company. Based on this review and discussion, the compensation committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and such other filings with the SEC as may be appropriate.

COMPENSATION COMMITTEE

Stephan A. James, Chairman

Hon. Cynthia A. Glassman

Michael L. Tipsord

EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our NEOs for the last three fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Julie M. Howard	2014	780,769	—	1,136,169	362,506	746,000	15,141	3,040,585
Chairman and Chief Executive Officer	2013	700,000	—	772,008	429,003	790,000	12,451	2,703,462
	2012	681,539	—	879,302	429,004	765,000	26,696	2,781,541

Lucinda M. Baier	2014	490,385	—	352,616	112,503	370,000	11,955	1,337,459
Executive Vice President	2013	372,116	—	487,410	123,751	376,000	6,364	1,365,641
and Chief Financial Officer (5)

Lee A. Spirer	2014	590,385	—	470,143	150,006	410,000	10,937	1,631,471
Executive Vice President	2013	550,000	—	296,936	165,001	451,000	7,090	1,470,027
and Global Business Leader (6)	2012	74,038	68,750	486,886	—	—	7,047	636,721

Monica M. Weed	2014	450,000	—	235,071	75,007	325,000	13,879	1,098,957
Executive Vice President,	2013	411,346	—	178,158	99,002	275,000	10,468	973,974
General Counsel and Secretary	2012	400,000	—	202,924	99,005	238,000	10,128	950,057

William M. Goodyear	2014	232,500	—	—	15,583	216,667	22,260	487,010
Former Executive Chairman (7)	2013	650,000	—	1,042,761	—	682,000	36,788	2,411,549
	2012	686,923	—	905,785	—	705,000	47,871	2,345,579

(1)

The amounts reported in this column for 2014 reflect the increase in the base salary rates for Ms. Howard, Ms. Baier and Mr. Spirer that became effective on March 1, 2014 as discussed above under “— 2014 Executive Compensation Program” in the section entitled “Compensation Discussion and Analysis” above.

(2)

The amounts reported in these columns for 2014 represent the aggregate grant date fair value of the restricted stock units or stock option awards granted to our NEOs computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Stock Compensation (“ASC Topic 718”), excluding the effect of estimated forfeitures. Assumptions made in calculating the aggregate grant date fair value of these awards are described in Note 9 — Share-based Compensation Expense to the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 13, 2015 (the “2014 Form 10-K”). With respect to the performance-based restricted stock units granted to certain of our NEOs in 2014, the amounts reported are based on the probable outcome of the performance-based vesting conditions at the time of grant. Assuming the highest level of performance is achieved, the grant date fair value of the performance-based restricted stock unit awards would have been as follows: $1,136,169 for Ms. Howard, $352,607 for Ms. Baier, $470,143 for Mr. Spirer and $235,071 for Ms. Weed. The amount reported for 2014 for Mr. Goodyear represents the aggregate grant date fair value associated with the extension of the period during which the vested stock options he held on April 30, 2014 (the “retirement date”) were eligible for exercise following his retirement as Executive Chairman to one year following the retirement date, or, if earlier, the original expiration date of the option as described under “— 2014 Executive Compensation Program – What equity incentive awards were granted to our NEOs outside of the 2014 Long-Term Equity Incentive Program?” in the section entitled “Compensation Discussion and Analysis” above. No other equity awards were granted to our NEOs during 2014.

(3)

The amounts reported in this column for 2014 represent awards paid to our NEOs under the 2014 annual incentive plan. These awards are discussed in more detail under “— 2014 Executive Compensation Program” in the section entitled “Compensation Discussion and Analysis” above. These annual cash incentive awards were paid to our NEOs in March 2015, except for the award to Mr. Goodyear, which was paid in May 2014.

(4)

The amounts reported in this column include Company matching contributions under our 401(k) plan, the value attributable to group-term life insurance benefits and parking benefits provided to each NEO. In addition, for Mr. Goodyear in 2014, this amount includes fees of $3,333 he received for serving as a non-employee director during the period May 1 to May 15, 2014 (see Note 7 below) and $10,491 in value attributable to group-term life insurance benefits. Except as described in the preceding sentence, no other items included in this column for any of the NEOs had a value in excess of $10,000 for 2014.

(5)	Ms. Baier commenced employment with the Company on February 25, 2013.

(6)	Mr. Spirer commenced employment with the Company on November 5, 2012.

(7)	Mr. Goodyear’s employment as our Executive Chairman ended on April 30, 2014, but he continued to serve as a non-employee director until our 2014 annual meeting of shareholders on May 15, 2014.

2014 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Plan Awards(2)			All Other Stock Awards: Number of Shares (#)(3)	All Other Option Awards: Number of Shares Underlying Options (#)(4)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Grant Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Julie M. Howard	—	—	400,000	800,000	1,600,000
	3/17/2014	3/5/2014								48,146		18.45	362,506
	3/17/2014	3/5/2014				20,527	41,054	61,581					757,446
	3/17/2014	3/5/2014							20,527				378,723
Lucinda M. Baier	—	—	187,500	375,000	750,000
	3/17/2014	3/5/2014								14,942		18.45	112,503
	3/17/2014	3/5/2014				6,371	12,741	19,112					235,071
	3/17/2014	3/5/2014							6,371				117,545
Lee A. Spirer	—	—	225,000	450,000	900,000
	3/17/2014	3/5/2014								19,923		18.45	150,006
	3/17/2014	3/5/2014				8,494	16,988	25,482					313,429
	3/17/2014	3/5/2014							8,494				156,714
Monica M. Weed	—	—	168,750	337,500	675,000
	3/17/2014	3/5/2014								9,962		18.45	75,007
	3/17/2014	3/5/2014				4,247	8,494	12,741					156,714
	3/17/2014	3/5/2014							4,247				78,357
William M. Goodyear	—	—		216,667
	4/30/2014	3/20/2014								131,458	(6)		15,583	(6)

(1)

The amounts reported in these columns show the threshold, target and maximum award opportunities payable to our NEOs under the 2014 annual incentive plan. A discussion of the performance goals for the 2014 annual incentive plan is included under “— 2014 Executive Compensation Program” in the section entitled “Compensation Discussion and Analysis” above. The actual cash incentive awards paid to our NEOs under the 2014 annual incentive plan are set forth in the 2014 Summary Compensation Table above under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)

The amounts reported in these columns show the threshold, target and maximum award opportunities for the performance-based restricted stock units granted to the specified NEOs under the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”). These restricted stock units vest on the third anniversary of the grant, if and only to the extent that specific performance goals with respect to the Company’s TSR, relative to the GICS Industry Group, and cumulative adjusted EBITDA are met during the three-year performance period.

(3)

The amount reported in this column represents the time-based restricted stock units granted to the specified NEOs under the 2012 LTIP. These restricted stock units vest in one-third increments on the first three anniversaries of the grant date.

(4)

Except for Mr. Goodyear, the amounts reported in this column represent stock options granted under the 2012 LTIP, which vest in one-third installments on the first three anniversaries of the grant date.

(5)

The amounts reported in this column represent the grant date fair value of each equity award computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. In the case of the performance-based restricted stock units, the amounts reported are based upon the probable outcome of the applicable performance-based vesting conditions at the time of grant. Assumptions made in computing the grant date fair value of these awards are described in Note 9 — Share-based Compensation Expense to the notes to consolidated financial statements in our 2014 Form 10-K.

(6)

On March 20, 2014, in connection with his retirement as Executive Chairman, effective April 30, 2014, and in recognition of his number of years of service with the Company, the compensation committee approved an extension of the period during which the vested stock options held by Mr. Goodyear were eligible for exercise following his retirement to one year following his retirement date, or, if earlier, the original expiration date of the option as described under “— 2014 Executive Compensation Program – What equity incentive awards were granted to our NEOs outside of the 2014 Long-Term Equity Incentive Program?” in the section entitled “Compensation Discussion and Analysis” above. The amounts reported for 2014 for Mr. Goodyear represent the number of our common shares underlying the stock options for which the post-retirement exercise period was extended and the aggregate grant date fair value associated with the modification of these stock options computed in accordance with ASC Topic 718, and does not reflect a new equity grant to Mr. Goodyear. No other terms of the stock options were modified, including the exercise price.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Julie M. Howard	3/16/2009	47,949	—	11.83	3/16/2015
	3/15/2010	27,641	—	12.03	3/15/2016
	3/15/2011	16,727	—	9.25	3/15/2017
	3/15/2012	44,940	22,471	13.78	3/15/2018	47,156	(2)	724,788
	3/15/2013	24,291	48,582	13.17	3/15/2019				68,963	1,059,961
	3/17/2014	—	48,146	18.45	3/17/2020	20,527	(5)	315,500	41,054	631,000
Lucinda M. Baier	2/25/2013					14,209	(5)	218,392
	3/15/2013	7,007	14,014	13.17	3/15/2019				19,894	305,771
	3/17/2014	—	14,942	18.45	3/17/2020	6,371	(5)	97,922	12,741	195,829
Lee A. Spirer	11/5/2012					15,621	(5)	240,095
	3/15/2013	9,342	18,686	13.17	3/15/2019				26,525	407,689
	3/17/2014	—	19,923	18.45	3/17/2020	8,494	(5)	130,553	16,988	261,106
Monica M. Weed	3/16/2009	4,231	—	11.83	3/16/2015
	3/15/2010	13,821	—	12.03	3/15/2016
	3/15/2011	8,550	—	9.25	3/15/2017
	3/15/2012	10.371	5,186	13.78	3/15/2018	10,883	(2)	167,271
	3/15/2013	5,605	11,212	13.17	3/15/2019				15,915	244,614
	3/17/2014	—	9,962	18.45	3/17/2020	4,247	(5)	65,276	8,494	130,553
William M. Goodyear	3/16/2009	67,693	—	11.83	3/16/2015
	3/15/2010	41,462	—	12.03	4/30/2015
	3/15/2011	22.303	—	9.25	4/30/2015

(1)	The stock options reported in this column vest annually in equal installments over a three-year period from the grant date.

(2)	Based on the Company’s performance for the three-year period ending on December 31, 2014, the awards vested at 73.9% of target on March 15, 2015.

(3)	The amounts reported in these columns are calculated by multiplying $15.37, the closing sales price per share of our common stock on December 31, 2014, by the number of shares that have not vested.

(4)

The performance-based restricted stock units vest on the third anniversary of the grant date if and only to the extent that specific performance goals with respect to the Company’s TSR, relative to the GICS Industry Group, and cumulative adjusted EBITDA are met during a three-year performance period. The amounts reported in this table for these awards are based on achieving the “target” level of performance, as the performance results through December 31, 2014 for each award indicated performance between the applicable threshold and target levels.

(5)	The restricted stock unit awards in this column vest annually in one-third installments on each of the first three anniversaries of the grant date.

2014 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Julie M. Howard	—	—	17,352	300,141
Lucinda M. Baier	—	—	7,104	120,626
Lee A. Spirer	—	—	15,620	237,893
Monica M. Weed	—	—	2,673	49,317
William M. Goodyear	—	—	98,272	1,793,115

(1)	The amounts reported in this column are calculated by multiplying the closing sales price per share of our common stock on the vesting date by the number of shares acquired on vesting.

2014 Potential Payments Upon Termination or Change in Control

The following table reflects the potential payments and benefits to which each of our NEOs would be entitled in the event of a termination of his or her employment or change in control of the Company. The amounts shown in the table below are estimates and were calculated assuming that the termination of employment or change in control was effective as of December 31, 2014. The actual amounts that would be paid to a NEO can only be determined at the time of the termination of employment or change in control. In addition, any or all amounts payable upon a termination of employment may be delayed for six months following the date of termination if the delay of payment is necessary to comply with Section 409A of the Code. Any cash payment delayed in that manner would accrue interest at a rate equal to five percent (5%) per annum pursuant to the terms of each NEO’s employment agreement. The section entitled “—Employment Agreements” below contains a summary of the material terms of the employment agreements with each of the NEOs shown in the table below, including terms related to any payments to which the NEO would be entitled in connection with a termination of his or her employment or change in control of the Company.

Mr. Goodyear is not included in the following table as he retired from his position as Executive Chairman of the Company prior to December 31, 2014. Mr. Goodyear did not receive any severance payments or benefits in connection with his retirement except for the extension of the period during which the vested stock options he held on April 30, 2014, his retirement date, were eligible for exercise following his retirement from three months to one year following his retirement date, or, if earlier, the original expiration date of the option, as described under “— 2014 Executive Compensation Program — What equity incentive awards were granted to our NEOs outside of the 2014 Long-Term Equity Incentive Program?” in the section entitled “Compensation Discussion and Analysis” and in the “2014 Summary Compensation Table” above.

	Cash Payment ($)(1)	Continuation of Medical/ Welfare Benefits (Present Value) ($)(2)	Acceleration of Equity Awards ($)(3)	Total Termination Payments/ Benefits ($)
Julie M. Howard
• Voluntary	—	—	—	—
• Death/Disability	3,795,867	11,757	1,795,454	5,603,078
• Termination by Company Other Than For Cause	3,795,867	11,757	1,795,454	5,603,078
• Termination by Executive for Good Reason	3,795,867	11,757	—	3,807,624
• Qualifying Termination in Connection with a Change in Control	5,320,801	11,757	3,129,830	8,462,388
• Change in Control	—	—	—	—
Lucinda M. Baier
• Voluntary	—	—	—	—
• Death/Disability	—	—	352,574	352,574
• Termination by Company Other Than For Cause	1,246,000	9,338	352,574	1,607,912
• Termination by Executive for Good Reason	1,246,000	9,338	—	1,255,338
• Qualifying Termination in Connection with a Change in Control	2,122,000	9,388	848,745	2,980,083
• Change in Control	—	—	—	—
Lee A. Spirer
• Voluntary	—	—	—	—
• Death/Disability	—	—	554,792	554,792
• Termination by Company Other Than For Cause	1,461,000	8,337	554,792	2,024,129
• Termination by Executive for Good Reason	1,461,000	8,337	—	1,469,337
• Qualifying Termination in Connection with a Change in Control	2,512,000	8,337	1,080,552	3,600,889
• Change in Control	—	—	—	—
Monica M. Weed
• Voluntary	—	—	—	—
• Death/Disability	325,000	—	408,387	733,387
• Termination by Company Other Than For Cause	1,015,533	9,338	408,387	1,433,258
• Termination by Executive for Good Reason	1,015,533	9,338	—	1,024,871
• Qualifying Termination in Connection with a Change in Control	1,706,067	9,338	699,693	2,415,098
• Change in Control	—	—	—	—

(1)

Cash payments in connection with a termination as a result of death or disability; termination by the Company other than for “cause,” or a termination by the NEO for “good reason,” as applicable, were calculated as follows:

•

for Ms. Howard, the cash payment equals two times the sum of her base salary and the average of her three most recent annual bonuses, plus a pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (which for purposes of reporting the amounts in the table above, we have assumed to be the actual cash bonus awarded to Ms. Howard for 2014);

•

for each of Ms. Baier and Mr. Spirer, the cash payment equals the sum of her or his base salary and the amount of her or his annual bonus for 2013, plus a pro-rata portion of her or his annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (which for purposes of reporting the amounts in the table above, we have assumed to be the actual cash bonus awarded to Ms. Baier and Mr. Spirer, respectively, for 2014); and

•

for Ms. Weed, in the case of a termination of employment by the Company other than for “cause” or a termination by her for “good reason,” the cash payment equals the sum of her base salary and the average of her three most recent annual bonuses, plus a pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (which for purposes of reporting this amount in the table above, we have assumed to be the actual cash bonus awarded to Ms. Weed for 2014); and in the case of a termination as a result of death or disability, the cash payment equals the pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee.

Cash payments in connection with a qualifying termination of employment in connection with a change in control were calculated as follows:

•

for Ms. Howard, the cash payment equals three times the sum of her base salary and the average of her three most recent annual bonuses, plus the pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee;

•

for each of Ms. Baier and Mr. Spirer, the cash payment equals two times the sum of her or his base salary and the amount of her or his annual bonus for 2013, plus a pro-rata portion of her or his annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee; and

•

for Ms. Weed, the cash payment equals two times the sum of her base salary and the average of her three most recent annual bonuses, plus the pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee.

(2)

The amounts reported in this column represent the present value of continuing the NEO’s healthcare benefits at the same level and cost to her or him as immediately preceding the date of termination for 24 months (in the case of Ms. Howard) or 12 months (in the case of Ms. Baier, Mr. Spirer and Ms. Weed) after the assumed date of termination.

(3)

The amounts reported in this column represent the aggregate value of the shares of restricted stock, restricted stock units and stock options that would vest in connection with a qualifying termination of employment based on the closing sales price per share of our common stock on December 31, 2014 of $15.37.

The agreements setting forth the terms and conditions of the restricted stock unit and stock option awards granted to our NEOs provide for:

•	prorated vesting for any performance-based restricted stock units, based on the Company’s actual performance during the respective performance period (for purposes of reporting the amounts in the table above, we have assumed that the target performance level was met) and the number of days the NEO was employed during the performance period, in the event of a termination as a result of death or disability or by the Company other than for cause;

•

prorated vesting for any time-based restricted stock units, based on the number of underlying shares that would have vested on the next vesting date and the number of days that have elapsed since the last vesting date through the assumed date of termination, in the event of a termination as a result of death or disability or by the Company other than for cause; and

•

full vesting of the award (with any performance-based restricted stock units vesting at the target performance level) in the event there is a qualifying termination of employment within 24 months following a change in control of the Company.

Accrued Pay and Regular Retirement Benefits. The amounts reported in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination. These include:

•	accrued salary and, if applicable, vacation pay;

•	distributions of plan balances under the Company’s 401(k) plan; and

•	payments of amounts under life and disability insurance policies.

Employment Agreements

We have entered into employment agreements with each of our NEOs that generally provide for minimum base salaries, annual cash bonus opportunities under the Company’s annual incentive plan (subject to the achievement of annual performance goals) and severance benefits in the case of certain termination events, including, in certain cases, in connection with or following a change in control of the Company.

Julie M. Howard

In connection with Ms. Howard’s appointment as CEO, effective March 1, 2012, we amended and restated our employment agreement with her. The employment agreement has a five-year term ending on March 1, 2017, unless earlier terminated. Under the employment agreement Ms. Howard will receive an annual base salary, in an amount determined by the compensation committee (currently $800,000), and is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals as determined by the compensation committee. The employment agreement binds Ms. Howard to certain non-solicitation and non-competition restrictions during the term of her employment and for a period of one year thereafter unless the Company decides not to continue Ms. Howard’s employment upon the expiration of the five-year term on terms (other than contract length) at least equivalent to the terms of the employment agreement.

The employment agreement provides, among other things, that if the Company terminates Ms. Howard other than for “cause” (as defined in the employment agreement), Ms. Howard terminates her employment for “good reason” (as defined in the employment agreement) or Ms. Howard’s employment is terminated because of death or disability, the Company will pay to Ms. Howard (or her legal representatives) as a severance benefit an amount in cash equal to (i) two times the sum of her base salary and the average of her annual bonuses for the three most recently completed years, plus (ii) a pro rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (subject to subsequent reconciliation based on the Company’s actual performance). In addition, if the Company terminates Ms. Howard other than for cause or disability, Ms. Howard terminates her employment for good reason or Ms. Howard’s employment is terminated because of death, the Company will pay Ms. Howard (or her family in the event of her death) an amount equal to monthly COBRA premiums (less the amount of her portion of such premiums prior to the date of termination) for up to 24 months after the date of termination. If Ms. Howard’s employment is terminated because of disability, Ms. Howard would be entitled to continuation of her healthcare benefits for up to 24 months after the date of termination. However, if the Company terminates Ms. Howard for cause or Ms. Howard terminates her employment other than for good reason, the Company would have no further obligation to Ms. Howard other than the obligation to pay her base salary through the date of termination and any other compensation and benefits then due.

The employment agreement also provides that if, during the one-year period following a change in control, the Company terminates Ms. Howard’s employment other than for cause, death or disability or Ms. Howard terminates her employment for good reason or if, during the one-year period preceding a change in control, the Company terminates Ms. Howard’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board is actively considering and that is ultimately consummated, the Company will pay to Ms. Howard (or her legal representatives) as a severance payment an amount in cash equal to (i) three times the sum of her base salary and the average of her annual bonuses for the three most recently completed years, plus (ii) a pro rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (subject to subsequent reconciliation based on the Company’s actual performance). In addition, the Company will pay Ms. Howard (or her family in the event of her death) an amount equal to monthly COBRA premiums (less the amount of her portion of such premiums prior to the date of termination) for up to 24 months after the date of termination.

Any compensation paid or awarded to Ms. Howard under the employment agreement is subject to the Company’s clawback policy.

Lucinda M. Baier

The term of the employment agreement between the Company and Ms. Baier, our Executive Vice President and CFO, began on February 25, 2013 and will end on March 30, 2016, unless earlier terminated, subject to a two-year extension beyond the date of any change in control of the Company that occurs prior to March 30, 2016. Under the employment agreement, Ms. Baier was entitled to an initial annual base salary of $450,000 (currently $500,000) and is also eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals, as determined by the compensation committee. Under the terms of the employment agreement, Ms. Baier’s target bonus under the annual incentive plan is equal to 75% of her base salary. The employment agreement binds Ms. Baier to certain non-solicitation and non-competition restrictions during the term of her employment and for a period of one year thereafter.

The employment agreement provides, among other things, that if the Company terminates Ms. Baier other than for “cause” or if Ms. Baier terminates her employment for “good reason” (in each case, as defined in the employment agreement), the Company will pay Ms. Baier a cash severance payment equal to the sum of her base salary and the average of her annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years). The employment agreement also provides that if (a) during the one-year period following a change in control, the Company terminates Ms. Baier’s employment other than for cause, death or disability or if Ms. Baier terminates her employment for good reason or (b) during the six-month period preceding a change in control, the Company terminates Ms. Baier’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board is actively considering and that is ultimately consummated, the Company will pay Ms. Baier a cash severance payment equal to two times the sum of (i) her base salary and (ii) the average of her annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years). In the event Ms. Baier becomes eligible for cash severance benefits under the employment agreement, the Company will also pay Ms. Baier an amount equal to monthly COBRA premiums (less the amount of her portion of such premiums as in effect prior to the date of termination) for up to 12 months after the date of termination. In such case, and also in the event that Ms. Baier’s employment is terminated by reason of death or disability, Ms. Baier would also be eligible to receive any earned but unpaid annual bonus for the year prior to her termination and a prorated annual bonus based on actual performance for the year in which Ms. Baier’s employment terminates.

Lee A. Spirer

The term of the Company’s employment agreement with Mr. Spirer, our Executive Vice President and Global Business Leader, began on November 5, 2012 and ends on March 30, 2016, unless earlier terminated, subject to a two-year extension beyond the date of any change in control of the Company that occurs prior to March 30, 2016. Under the employment agreement, Mr. Spirer was entitled to an initial annual base salary of $550,000 (currently $600,000) and is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals, as determined by the compensation committee. Under the terms of the employment agreement, Mr. Spirer’s target bonus under the annual incentive plan will equal 75% of his base salary. The employment agreement binds Mr. Spirer to certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter.

The employment agreement provides, among other things, that if the Company terminates Mr. Spirer other than for “cause” or if Mr. Spirer terminates his employment for “good reason” (in each case, as defined in the employment agreement), the Company will pay Mr. Spirer a cash severance payment equal to the sum of his base salary and the average of his annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years). The employment agreement also provides that if (a) during the one-year period following a change in control, the Company terminates Mr. Spirer’s employment other than for cause, death or disability or if Mr. Spirer terminates his employment for good reason or (b) during the six-month period preceding a change in control, the Company terminates Mr. Spirer’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board of Directors is actively considering and that is ultimately consummated, the Company will pay Mr. Spirer a cash severance payment equal to two times the sum of (i) his base salary and (ii) the average of his annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years. In the event Mr. Spirer becomes eligible for cash severance benefits under the employment agreement, the Company will also pay Mr. Spirer an amount equal to monthly COBRA premiums (less the amount of his portion of such premiums as in effect prior to the date of termination) for up to 12 months after the date of termination, and Mr. Spirer would also be eligible to receive any earned but unpaid annual bonus for the year prior to his termination and a prorated annual bonus based on actual performance for the year in which Mr. Spirer’s employment terminates.

Monica M. Weed

Effective October 1, 2014, we amended and restated the Company’s employment agreement with Ms. Weed in connection with her promotion to the office of Executive Vice President, General Counsel and Secretary. The employment agreement has a three and a half year term ending on March 30, 2017, unless earlier terminated, subject to a two-year extension beyond any change in control of the Company that occurs prior to March 30, 2017. Under the employment agreement, Ms. Weed will receive an annual base salary of $450,000 and is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals, as determined by the compensation committee. Under the terms of the employment agreement, Ms. Weed’s target bonus under the annual incentive plan is equal to 75% of her base salary. The employment agreement binds Ms. Weed to certain non-solicitation and non-competition restrictions during the term of her employment and for a period of one year thereafter.

The employment agreement provides, among other things, that if the Company terminates Ms. Weed other than for “cause,” death or disability or if Ms. Weed terminates her employment for “good reason” (in each case, as defined in the employment agreement), the Company will pay Ms. Weed a cash severance payment equal to the sum of her base salary and the average of her annual bonuses for the three most recently completed years. The employment agreement also provides that if (a) during the one-year period following a change in control, the Company terminates Ms. Weed’s employment other than for cause, death or disability or if Ms. Weed terminates her employment for good reason or (b) during the six-month period preceding a change in control, the Company terminates Ms. Weed’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board is actively considering and that is ultimately consummated, the Company will pay Ms. Weed a cash severance payment equal to two times the sum of (i) her base salary and (ii) the average of her annual bonuses for the three most recently completed years. In the event Ms. Weed becomes eligible for cash severance benefits under the employment agreement, and also in the event that Ms. Weed’s employment is terminated by reason of death or disability, the Company will also pay Ms. Weed: (1) any earned but unpaid annual bonus for the year preceding the year on which her employment terminates; (2) a prorated annual bonus based on actual performance for the year in which Ms. Weed’s employment terminates; and (3) an amount equal to monthly COBRA premiums (less the amount of her portion of such premiums as in effect prior to the date of termination) for up to 12 months after the date of termination.

William M. Goodyear

We amended the employment agreement with Mr. Goodyear, our former Executive Chairman, in May 2012. The amended employment agreement terminated according to its terms on April 30, 2014. During his employment term, Mr. Goodyear was eligible to receive an annual base salary of $650,000 and an annual cash incentive bonus (with a target payment equal to 100% of his base salary) under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals as determined by the compensation committee. The amended employment agreement bound Mr. Goodyear to certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year after his termination of employment. Any compensation paid or awarded to Mr. Goodyear under the amended employment agreement is subject to the Company’s clawback policy.

DIRECTOR COMPENSATION

For 2014, our non-employee directors received an annual retainer of $80,000, which was pro-rated for directors who served for only a portion of the year. In addition, the chairman of the audit committee and the chairman of the compensation committee each received an additional annual retainer of $15,000 and the chairman of the nominating and governance committee received an additional annual retainer of $10,000. Our Lead Director received an additional annual retainer of $15,000 until July 23, 2014, when the annualized additional retainer amount for the Lead Director was increased by the Board to $20,000. Any member of the Board who is employed by the Company (or any of its subsidiaries) is not compensated for his or her service on the Board or any of its committees. For 2014, Mr. Goodyear was entitled to a pro-rated portion of the annual cash retainer applicable to his service as a non-employee director from the date of his retirement as Executive Chairman (April 30, 2014) until he retired from the Board (May 15, 2014).

All retainers are paid in cash on a quarterly basis, unless a director elects to defer his or her retainer(s) under our directors’ deferred fees plan. This plan provides that a director may elect to defer all or a portion of his or her retainer to an account which earns interest monthly. Payment is then made to a participating director under the plan upon the director’s resignation from the Board or his or her death. A participating director may elect to receive the payment in a lump-sum or in installments over a ten-year period.

The compensation program for our non-employee directors also includes an equity component. In 2014, our non-employee directors (which did not include Mr. Goodyear) received an annual equity grant consisting of restricted stock units with an aggregate value of approximately $120,000, with the number of restricted stock units awarded determined based on the average daily closing price of the Company’s common stock during the 30-day calendar period leading up to, but not including, the grant date. All annual equity awards granted to our non-employee directors are made on the same date as our annual meeting of shareholders. On May 15, 2014 (the date of our 2014 annual meeting of shareholders), each of our non-employee directors then elected to office received an annual equity award consisting of 6,941 restricted stock units granted pursuant to the terms of the 2012 LTIP. In connection with his appointment to the Board effective October 23, 2014, Mr. Zwirn received a pro-rated initial equity award consisting of 4,871 restricted stock units granted pursuant to the 2012 LTIP. The restricted stock units granted to our non-emplyee directors in 2014 vest upon the earlier of (i) the one year anniversary of the grant date (or, in the case of Mr. Zwirn’s initial equity grant, May 15, 2015) and (ii) the next annual meeting occurring after the grant date.

The compensation committee has adopted stock ownership guidelines that apply to our non-employee directors and is responsible for monitoring compliance with those guidelines and overseeing that they remain appropriate. These guidelines require each of our non-employee directors to own shares of our common stock (as defined in the guidelines) valued at a minimum of four times their annual retainer (excluding any committee chair retainers and the retainer for the Lead Director). Although there is no specific period of time by which the stock ownership guidelines must be achieved, each of our non-employee directors is expected to make continuous progress towards the guidelines and, prior to meeting the guidelines, is required to hold at least 75% of the net shares received from the vesting of their equity awards or the exercise of stock options. Even after achieving the stock ownership guidelines, our non-employee directors must also comply with holding period requirements with respect to their equity grants. Under these holding period requirements, each of our non-employee directors is required to hold at least 75% of the net shares received from the vesting of their equity awards or the exercise of stock options for at least one year following the vesting or exercise date. As of the end of 2014, all of our non-employee directors were in compliance with these stock ownership guidelines, including the applicable holding period requirements set forth in the guidelines.

The following table summarizes the total compensation paid to or earned by our non-employee directors for 2014. See the “2014 Summary Compensation Table” above for the compensation received by Mr. Goodyear for his service as Executive Chairman and a non-employee director during 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Lloyd H. Dean (4)	50,000	114,804		—		—	164,804
Thomas A. Gildehaus (5)	15,333	—		—		—	15,333
Hon. Cynthia A. Glassman (6)	86,250	114,804		—		—	201,054
Stephan A. James	95,000	114,804		—		—	209,804
Peter B. Pond (7)	37,306	121,974	(8)	—	(8)	—	159,280
Samuel K. Skinner	80,000	114,804		—		—	194,804
Governor James R. Thompson	97,181	114,804		—		—	211,985
Michael L. Tipsord	95,000	114,804		—		—	209,804
Randy H. Zwirn (9)	15,333	68,730		—		—	84,063

(1)

Includes an additional retainer of $15,000 paid to Mr. Tipsord for serving as chairman of the audit committee; an additional annual retainer of $15,000 paid to Mr. James for serving as chairman of the compensation committee; an additional pro-rated annual retainer of $6,250 paid to Ms. Glassman for serving as chairman of the nominating and governance committee beginning on May 16, 2014; an additional pro-rated annual retainer of $3,750 paid to Mr. Pond for serving as chairman of the nominating and governance committee from January 1 to May 15, 2014; and an additional annual retainer of $17,181 paid to Governor Thompson for serving as our Lead Director. For 2014, Mr. Tipsord and Governor Thompson each elected to defer his retainer under our directors’ deferred fees plan (see the narrative preceding this table for a description of that plan).

(2)

The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to our non-employee directors during 2014 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions made in calculating the aggregate grant date fair value of these awards are described in Note 9 – Share-based Compensation Expense to the notes to the consolidated financial statements in our 2014 Form 10-K. As of December 31, 2014, the aggregate number of shares underlying outstanding restricted stock unit awards for each individual serving as a non-employee director during 2014 (which does not include Mr. Goodyear) was as follows:

Lloyd H. Dean	6,941
Thomas A. Gildehaus A. Gildehaus	—
Hon. Cynthia A. Glassman	6,941
Stephan A. James	6,941
Samuel K. Skinner	6,941
Peter B. Pond	—
Governor James R. Thompson	6,941
Michael L. Tipsord	6,941
Randy H. Zwirn	4,871

(3)	As of December 31, 2014, the aggregate number of stock options outstanding for each individual serving as a non-employee director during 2014 (which does not include Mr. Goodyear) was as follows:

Lloyd H. Dean	—
Thomas A. Gildehaus	—
Hon. Cynthia A. Glassman	24,833
Stephan A. James	25,189
Peter B. Pond	—
Samuel K. Skinner	21,988
Governor James R. Thompson	19,634
Michael L. Tipsord	24,517
Randy H. Zwirn	—

(4)	Mr. Dean joined the Board on May 15, 2014.

(5)	Mr. Gildehaus passed away on March 10, 2014.

(6)	Ms. Glassman became chairman of the nominating and governance committee on May 16, 2014.

(7)	Mr. Pond retired from the Board effective June 1, 2014, and served as chairman of the nominating and governance committee from January 1 to May 15, 2014.

(8)

In recognition of his 17 years of service on the Board, on May 15, 2014, the compensation committee accelerated the vesting of 1,683 restricted stock units and 1,970 stock options granted to Mr. Pond on May 22, 2012 pursuant to the 2012 LTIP. These equity awards were scheduled to vest on May 22, 2015 and would have otherwise been forfeited by Mr. Pond upon his retirement, which was effective June 1, 2014. In connection with the modified vesting of the awards, we recorded additional stock compensation expense of $7,167 related to the change in the aggregate grant date fair value of those awards in accordance with ASC Topic 718. No other terms of the awards were changed.

(9)	Mr. Zwirn joined the Board on October 23, 2014.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No person who served on the compensation committee in 2014 was an officer or employee of the Company during 2014, was formerly an officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules regarding certain relationships and related person transactions. None of our executive officers served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board) of another corporation during 2014, where one of the executive officers of the other corporation served on our compensation committee or as one of our directors. None of our executive officers served as a director of another corporation during 2014, where one of the executive officers of the other corporation served on our compensation committee.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE

OFFICERS AND PRINCIPAL HOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 30, 2015 (unless otherwise indicated) by: (i) each of our directors and director nominees; (ii) each of our NEOs; (iii) all of our directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, based on filings with the SEC. We believe that, except where noted otherwise, each person named below has sole voting and dispositive power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

	Shares Beneficially Owned(1)
Directors, Director Nominees and Executive Officers	Number	Percent
Lloyd H. Dean	6,941	*
Hon. Cynthia A. Glassman	73,219	*
Julie M. Howard	297,266	*
Stephan A. James	83,809	*
Samuel K. Skinner	86,331	*
Governor James R. Thompson	93,866	*
Michael L. Tipsord	96,715	*
Randy H. Zwirn	4,871	*
Lucinda M. Baier	29,920	*
Lee A. Spirer	45,352	*
Monica M. Weed	104,421	*
William M. Goodyear(2)	288,027	*

All directors and executive officers as a group (12 persons)	1,210,738	2.50%

Name and Address of 5% Shareholders
Columbia Wanger Asset Management, LLC and Columbia Acorn Fund, 227 West Monroe Street, Suite 3000, Chicago, IL 60606(3)	4,726,216	9.78%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10022(4)	4,252,859	8.80%
Vulcan Value Partners, LLC, Three Protective Center, 2801 Highway 280 South, Suite 300, Birmingham, AL 35223(5)	3,451,679	7.14%
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355(6)	3,182,594	6.59%
Security Investors, LLC, 330 Madison Avenue, 10th Floor, New York, NY 10017(7)	2,892,463	5.99%
Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, TX 78746(8)	2,783,473	5.76%

* Less than 1%.

(1)

Includes shares of our common stock subject to stock options that are or become exercisable within 60 days of March 30, 2015 and shares underlying restricted stock units that are scheduled to vest within 60 days of March 30, 2015 as follows:

	Stock Options	Restricted Stock Units
Lloyd H. Dean	—	6,941
Hon. Cynthia A. Glassman	24,833	8,624
Julie M. Howard	176,409	—
Stephan A. James	25,189	8,624
Samuel K. Skinner	21,988	8,624
Governor James R. Thompson	19,634	8,624
Michael L. Tipsord	18,194	8,624
Randy H. Zwirn	—	4,871
Lucinda M. Baier	18,994	—
Lee A. Spirer	25,326	—
Monica M. Weed	52,459	—
William M. Goodyear(2)	131,458	—

All directors and executive officers as a group (12 persons)	514,484	54,932

(2)

Mr. Goodyear retired as our Executive Chairman on April 30, 2014 and from the Board on May 15, 2014, and is no longer subject to the general reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to his beneficial ownership of our common stock. Mr. Goodyear’s beneficial ownership information as reported in the table above is therefore presented as of May 15, 2014.

(3)

Based solely on information provided in the Schedule 13G/A filed by Columbia Wanger Asset Management, LLC (“CWAM”) and Columbia Acorn Fund with the SEC on February 11, 2015. As of December 31, 2014, CWAM reported having sole voting power with respect to 4,486,216 shares and sole dispositive power with respect to all 4,726,216 shares reported on the Schedule 13G/A, and Columbia Acorn Fund reported having sole voting power and sole dispositive power over 4,128,523 shares. The Schedule 13G/A reported that CWAM does not directly own any shares of our common stock, but as the investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, CWAM may be deemed to beneficially own the shares reported on the Schedule 13G/A by Columbia Acorn Fund. The remaining shares reported on the Schedule 13G/A by CWAM are held by various other funds or accounts managed by CWAM which each have the right to receive any dividends paid by the Company and could terminate their respective investment advisory relationship with CWAM and then subsequently direct the use of proceeds from the sale of any shares owned by such fund or account. To CWAM’s knowledge, none of these other funds or accounts owned more than 5% of our outstanding common stock as of December 31, 2014. CWAM has disclaimed beneficial ownership of any of the shares reported on the Schedule 13G/A.

(4)

Based solely on information provided in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 22, 2015. As of December 31, 2014, BlackRock reported having sole voting power with respect to 4,125,579 shares and sole dispositive power with respect to all 4,252,859 shares reported on the Schedule 13G/A. BlackRock reported that the following BlackRock subsidiaries beneficially owned our common stock as of December 31, 2014: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd. and BlackRock Investment Management, LLC. Of these subsidiaries, only BlackRock Fund Advisors was reported as owning 5% or greater of our outstanding common stock as of December 31, 2014.

(5)

Based solely on information provided in the Schedule 13G filed by Vulcan Value Partners, LLC (“VVP”) with the SEC on February 17, 2015. As of December 31, 2014, VVP reported having sole voting power with respect to 3,410,363 shares and sole dispositive power with respect to all 3,451,679 shares reported on the Schedule 13G. The Schedule 13G reported that VVP serves an investment advisor to various persons, including investment companies and owners of separate accounts, that have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common shares reported on the Schedule 13G. VVP reported that none of its clients individually owns more than 5% of our common shares.

(6)

Based solely on information provided in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2015. As of December 31, 2014, Vanguard reported having sole voting power over 69,461 shares, sole dispositive power over 3,116,233 shares and shared dispositive power over 66,361 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 66,361 shares as a result of its serving as an investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 3,100 shares as a result of its serving as investment manager of Australian investment offerings.

(7)

Based solely on information provided in the Schedule 13G/A filed by Guggenheim Capital, LLC, Guggenheim Partners, LLC, GI Holdco II, LLC, GI Holdco, LLC, Guggenheim Partners Investment Management Holdings, LLC, Rydex Holdings, LLC and Security Investors, LLC (“SI”) with the SEC on February 17, 2015. The shares reported on the Schedule 13G/A are beneficially owned directly by SI, a registered investment advisor, and indirectly by Guggenheim Partners, LLC, GI Holdco II, LLC, GI Holdco, LLC, Guggenheim Partners Investment Management Holdings, LLC and Rydex Holdings, LLC. Guggenheim Capital, LLC may be deemed the beneficial owner of such shares as the majority owner of Guggenheim Partners, LLC, GI Holdco II, LLC, GI Holdco, LLC, Guggenheim Partners Investment Management Holdings, LLC, Rydex Holdings, LLC and SI. As of December 31, 2014, each filing person reported having shared voting power and shared dispositive power with respect to all 2,892,463 shares reported on the Schedule 13G/A.

(8)

Based solely on information provided in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“DFA”) with the SEC on February 5, 2015. As of December 31, 2014, DFA reported having sole voting power with respect to 2,637,329 shares and sole dispositive power with respect to all 2,783,473 shares reported on the Schedule 13G/A. The Schedule 13G/A reported that DFA, a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager or sub-advisor and/or manager to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”), and in certain cases, subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, DFA or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares of our common stock that are owned by the Funds and may be deemed to be the beneficial owner of the shares of our common stock held by the Funds. Dimensional has disclaimed beneficial ownership of any of the shares reported on the Schedule 13G/A. The Schedule 13G/A further reported that the Funds own all of the shares reported in the Schedule 13G/A and have the right to receive or the power to direct the receipt of dividends or proceeds from the sale of shares of our common stock that are held in their respective accounts and that, to the knowledge of Dimensional, the interest of any one Fund did not exceed 5% of our outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on a review of copies of such reports and representations received from our directors and executive officers, we believe that during the year ended December 31, 2014, our directors, executive officers and 10% shareholders complied with their Section 16(a) filing requirements on a timely basis.

CERTAIN RELATIONSHIPS AND

RELATED PARTY TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, more than 5% shareholders and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” In accordance with our written related person transaction policy, any related person transaction must be approved or ratified by the audit committee or, if the audit committee so determines, by all disinterested members of the Board (by the vote of a majority of the disinterested members).

The audit committee considers all relevant factors when determining whether to approve a related person transaction including the following:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•

whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

We have not had any related person transactions requiring approval of the audit committee since January 1, 2014.

PROPOSAL 2

ADOPTION OF THE AMENDMENT TO THE NAVIGANT CONSULTING, INC. 2012 LONG-TERM INCENTIVE PLAN

On March 18, 2015, the Board approved an amendment to the Company’s 2012 Long-Term Incentive Plan (the “2012 Plan”), subject to the approval of our shareholders. The purpose of the amendment is to increase the number of shares available for issuance under the 2012 Plan from 6,200,000 to 8,400,000 and to make other administrative changes (the “Plan Amendment”). If the Plan Amendment is adopted by our shareholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success. If the Plan Amendment is not adopted by our shareholders, the Company will continue to operate the 2012 Plan pursuant to its current provisions.

Purpose of the Plan Amendment. The Board approved the Plan Amendment (the 2012 Plan, as amended and restated by the Plan Amendment, is hereinafter referred to as the “Amended 2012 Plan”) to increase the number of shares available for future issuances and to make other administrative changes.

As of December 31, 2014, approximately 3,000,000 shares of the Company’s common stock remained available for issuance under the 2012 Plan. The Plan Amendment increases the aggregate number of shares reserved under the 2012 Plan from 6,200,000 to 8,400,000. Accordingly, if the Plan Amendment is approved, approximately 5,200,000 shares of common stock will remain available for issuance under the Amended 2012 Plan. Under the terms of the Amended 2012 Plan, this number may be increased to the extent that awards previously made under the 2012 Plan are forfeited, canceled, surrendered, paid in cash or expire unexercised.

Given the limited number of shares that currently remain available under the 2012 Plan, the Board and management believe it is important that the Plan Amendment be approved in order to maintain the Company’s ability to attract and retain key personnel and continue to provide them with strong incentives to contribute to the Company’s future success.

Approval of the Plan Amendment will also constitute re-approval, for purposes of Section 162(m) of the Code of the material terms of the performance measures contained in the Amended 2012 Plan (described below) that are to be used in connection with awards under the Amended 2012 Plan that are intended to qualify as “performance-based” compensation for purposes of Section 162(m). One of the conditions for compensation to be considered “performance-based” under Section 162(m) is that the material term under which such compensation will be paid (the class of eligible employees, performance criteria and the per-person maximums) be disclosed to and approved by shareholders every five years. By approving the Amended 2012 Plan, shareholders will also be approving the material terms of the performance goals under the Amended 2012 Plan.

Certain Features of the Amended 2012 Plan. The following features of the Amended 2012 Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the Amended 2012 Plan and our shareholders’ interests:

•	No discounting of stock options;

•	No repricing or replacement of underwater stock options without shareholder approval;

•	Minimum vesting and performance periods of at least one year for all awards, subject to exceptions to the minimum performance period, as specified below;

•	No dividends or dividend equivalents on unearned performance awards;

•	No liberal share recycling;

•	Double trigger equity acceleration for all awards upon a “Change in Control;”

•	No liberal definition of “Change in Control;” and

•	Clawback of awards under specified circumstances.

Purposes of the Amended 2012 Plan. The purposes of the Amended 2012 Plan, which (prior to the Plan Amendment) was initially adopted by the Company’s shareholders at the 2012 annual meeting of shareholders, are to:

•	align the interests of our shareholders and recipients of awards under the 2012 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and

•	motivate such persons to act in the long-term best interests of the Company and its shareholders.

As of March 30, 2015, approximately 5,100 employees and seven non-employee directors would have been eligible to participate in the 2012 Plan; however, participation in our long-term equity incentive plan has historically been limited to certain senior-level employees, and this group included approximately 700 employees as of March 30, 2015.

Plan Highlights

Some of the key features of the Amended 2012 Plan include:

•	The Amended 2012 Plan will continue to be administered by a committee of the Board, comprised entirely of independent directors;

•	Options and SARs granted under the Amended 2012 Plan may not be repriced without shareholder approval;

•	Under the Amended 2012 Plan, 8,400,000 shares of common stock are available for awards;

•

The number of shares available for issuance under the Amended 2012 Plan will be reduced by one and one-half (1.5) shares for any shares subject to a restricted stock award or restricted stock unit award (collectively, “Stock Awards”) or a performance award and by one (1) share for any shares subject to a stock option or SAR;

•

Except in connection with the substitute awards granted in connection with a corporate transaction, the exercise price of options and the base price for SARs granted under the Amended 2012 Plan may not be less than the fair market value of a share of common stock on the date of grant;

•	Subject to certain exceptions summarized below and further described in the Amended 2012 Plan, the Amended 2012 Plan includes a minimum vesting period of 12-months for all awards; and

•

The Amended 2012 Plan does not contain a liberal change in control definition and, subject to certain exceptions, the Amended 2012 Plan includes “double-trigger” provisions for the acceleration of vesting of outstanding equity awards following a change in control of the Company.

Description of the Amended 2012 Plan

The following description is qualified in its entirety by reference to the plan document, as it is proposed to be amended and restated, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

Administration

The Amended 2012 Plan will be administered by a committee designated by the Board (the “Plan Committee”), consisting of two or more members of the Board, each of whom may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “independent” within the meaning of the rules of the NYSE.

Subject to the express provisions of the Amended 2012 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the Amended 2012 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the Amended 2012 Plan and to decide questions of interpretation or application of any provision of the Amended 2012 Plan. The Plan Committee may approve an award agreement that, or may in its sole discretion otherwise take action with respect to an award agreement, such that (1) any or all outstanding options and SARs will become exercisable in part or in full, (2) all or a portion of a restriction period on any Stock Award will lapse, (3) all or a portion of any performance period applicable to any Stock Award or performance award will lapse, and (4) any performance measures applicable to any outstanding award will be deemed satisfied at the target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the Amended 2012 Plan to the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to (i) the Board, Chief Executive Officer or any executive officer with regard to awards to persons who are “covered employees” within the meaning of Section 162(m) of the Code or are likely to become such while an award is outstanding, or (ii) the Chief Executive Officer or any executive officer with regard to awards to persons who are subject to Section 16 of the Exchange Act.

Available Shares

Under the Amended 2012 Plan, the number of shares of common stock available for awards will be increased to 8,400,000, all of which may be issued in connection with incentive stock options, subject to the capitalization adjustment provisions included in the Amended 2012 Plan. The number of available shares will be reduced by the sum of (i) the aggregate number of shares of common stock which become subject to outstanding options and free-standing SARs, and (ii) one and one-half of the aggregate number of shares of common stock which become subject to Stock Awards or performance awards. To the extent that shares of common stock subject to an outstanding option, free-standing SAR or Stock Award granted under either the Amended 2012 Plan or the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”) and each other plan previously maintained by the Company under which equity awards remain outstanding (collectively, the “Prior Plans”) are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares of common stock will again be available under the Amended 2012 Plan; provided, however, that shares of common stock subject to an award under the Amended 2012 Plan will not again be available under the Amended 2012 Plan if such shares are (a) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement of such option or SAR, (b) shares delivered to or withheld by the Company to pay the exercise price or withholding taxes related to an outstanding award or (c) shares repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares that will again become available will be (i) one (1.0) share for each share subject to an option or free-standing SAR, and (ii) one and one-half (1.5) shares for each share subject to a Stock Award or performance award or similar award under the Prior Plan.

To the extent necessary for an award to be qualified-performance based compensation under Section 162(m) of the Code, (i) the maximum number of shares of common stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year to any person shall be 500,000, subject to the capitalization adjustment provisions included in the plan, (ii) the maximum number of shares of common stock with respect to which Stock Awards or performance awards denominated in common stock may be granted during any fiscal year to any person shall be 250,000, subject to the capitalization adjustment provisions included in the plan, and (iii) the maximum amount that may be payable with respect to performance awards denominated in cash granted during any fiscal year to any person shall be $5,000,000, provided, however, that during the first year of any award recipient’s employment or service to the Company, such limits shall be multiplied by two. On March 30, 2015, the closing sales price per share of our common stock as reported on the NYSE was $14.37.

The aggregate grant date fair value (computed in accordance with applicable accounting rules) of all awards granted to any individual non-employee director during any calendar year shall not exceed $500,000. However, the limit set forth in this paragraph does not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of any fees payable to such non-employee director.

Change in Control

Unless otherwise determined by the Plan Committee pursuant to the terms of the Amended 2012 Plan or provided in an award agreement or other agreement, in the event of change in control of the Company and a termination of employment or service under circumstances determined by the Board or the Plan Committee within 24 months following such change in control or within three months prior thereto in connection with such change in control (i) the outstanding options and SARs will immediately become exercisable in full or in part, (ii) the restriction period applicable to the outstanding Stock Awards will lapse in full or in part, (iii) the performance period applicable to the outstanding awards will lapse in full or in part and (iv) the performance measures applicable to the outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board or the Plan Committee may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, be substituted for some or all of the shares of common stock subject to outstanding awards as determined by the Board, and/or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the Amended 2012 Plan, a change in control is generally defined as (i) certain acquisitions of more than 50% of the then outstanding shares of common stock, (ii) a change in our Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of our Board of Directors, (iii) the consummation of a reorganization, merger or consolidation or sale or disposition of at least 60%, or all or substantially all, of the assets of the Company, or the acquisition of the assets of another corporation for voting securities of the Company (unless, among other conditions, the Company’s shareholders receive more than 60% of the stock of the resulting company) or (iv) the consummation of a liquidation or dissolution of the Company.

Effective Date, Termination and Amendment

The 2012 Plan became effective as of February 14, 2012, which was the date of the Board’s approval of the 2012 Plan, and will terminate as of the first annual meeting of the Company’s shareholders to occur on or after February 14, 2022 (the tenth anniversary of the 2012 Plan’s initial effective date), unless earlier terminated by the Board. The Board may further amend the Amended 2012 Plan at any time, subject to shareholder approval if (i) required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the NYSE, or (ii) the Board seeks to modify the option and SAR repricing provisions in the Amended 2012 Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Minimum Performance Periods and Restriction Periods

Under the Amended 2012 Plan, the vesting, exercisability or payment of certain awards may be subject to the satisfaction of certain performance measures which are described below. The restriction period applicable to awards subject to time-based vesting will be at least twelve months. The performance period applicable to awards subject to performance measures will be at least 12 months. However, the 12-month minimum performance period will not apply to (i) awards granted in lieu of salary, (ii) awards made in payment of any earned incentive compensation, (iii) a termination due to death or disability, (iv) upon a change in control, (v) substitute awards, (vi) awards to newly hired officers or other employees or (vii) awards granted under the Amended 2012 Plan with respect to the number of shares of common stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under the Amended 2012 Plan.

Eligibility

Participants in the Amended 2012 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries, as selected by the Plan Committee.

Stock Options and SARs

The Amended 2012 Plan provides for the grant of non-qualified stock options, incentive stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten years after its date of grant, unless the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant. The base price of an SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of an SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Subject to the adjustment provisions set forth in the Amended 2012 Plan, the Plan Committee shall not without the approval of the shareholders of the Company, (i) reduce the exercise price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the exercise price of such option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case other than in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares.

Stock Awards

The Amended 2012 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award or a restricted stock unit award. Except as otherwise determined by the Plan Committee, Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock awarded will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock; provided, however, that (i) distributions other than regular cash dividends, and (ii) regular cash dividends with respect to shares of common stock that are subject to performance-based vesting conditions, in each case will be deposited by the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of common stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive on a current or deferred basis, dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units that are subject to performance-based vesting conditions will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit in shares of common stock, the holder of a restricted stock unit will have no rights as a shareholder of the Company.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Awards

The Amended 2012 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including shares of restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period. Any dividend or dividend equivalents with respect to a performance award that is subject to performance-based vesting conditions will be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in shares of common stock, the holder of such award will have no rights as a shareholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Measures

Under the Amended 2012 Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Code, as described below, the performance measures will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of common stock of a specified fair market value for a specified period of time, earnings per share, return on assets, return on equity, return on investments, return on invested capital, total shareholder return, earnings or net income of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, economic value created, gross margin, operating margin, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance measures may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. In the sole discretion of the Plan Committee, but subject to Section 162(m) of the Code, the Plan Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended 2012 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended 2012 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended 2012 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer or the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation’s shareholders, and (ii) the committee certifies that the applicable performance goals are satisfied before payment of any performance-based compensation is made. As noted above, the Plan Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Code. Certain compensation under the Amended 2012 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the Amended 2012 Plan, such as any Stock Award that is not subject to performance measures, would be subject to such limit.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income

(and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Historical Equity Awards Table

The following table sets forth the number of options and restricted stock units granted over the lifetime of the 2012 Plan to the individuals and groups as indicated as of March 30, 2015:

Name and Position	Options	Restricted Stock Units
Julie M. Howard, Chairman and Chief Executive Officer	280,963	287,150
Lucinda M. Baier, Executive Vice President and Chief Financial Officer	63,179	87,613
Lee A. Spirer, Executive Vice President and Global Business Leader	80,610	131,621
Monica M. Weed, Executive Vice President, General Counsel and Secretary	58,666	59,759
William M. Goodyear, Former Executive Chairman	—	158,354
All Current Executive Officers (4 persons, excluding Mr. Goodyear)	483,418	566,143
All Current Non-Employee Directors (7 persons)	29,545	120,037
All Employees (other than Current Executive Officers)	31,108	1,926,955

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” the adoption of the Plan Amendment. If a quorum is present, in order for our shareholders to adopt the Plan Amendment, the number of votes cast in favor of the proposal must exceed the number of votes cast opposing the proposal.

Information on Securities Authorized for Issuance as of December 31, 2014

Equity Compensation Plan Information Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	818,000	$12.89	3,024,000
Equity Compensation plans not approved by securities holders	—	—	—
Total	818,000	$12.89	3,024,000

Shares of our common stock issued in connection with either the vesting of restricted stock units, or the exercise of stock options granted under the 2005 Plan or the 2012 Plan are new issuances, and shares of our common stock issued in connection with the exercise of stock options under our Supplemental Equity Incentive Plan are issued from treasury.

PROPOSAL 3

ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with a vote to approve, on an advisory basis, the compensation paid to our NEOs as disclosed in this Proxy Statement. This advisory vote on executive compensation is commonly referred to as a “say-on-pay” vote. Based on the voting results from the 2011 annual meeting with respect to the frequency of future say-on-pay votes, the Board has decided to include a say-on-pay vote in our proxy statement on an annual basis until the next required advisory vote on the frequency of future say-on-pay votes.

The overall objective of our executive compensation program is to attract, retain and motivate highly qualified and effective executive officers in order to positively impact the Company and ultimately create long-term value for our shareholders. We designed our executive compensation program to meet this objective by:

•	aligning our NEOs’ incentive compensation opportunities with the Company’s financial and strategic performance goals, as well as the relative performance of our stock price over time;

•	providing our NEOs with target compensation opportunities that are competitive with other companies in our peer group; and

•	discouraging excessive risk taking and promoting sound corporate governance.

This pay philosophy is evidenced by, among other things, the following features of our executive compensation program:

•

Performance-based compensation represented a significant portion of our NEOs’ total direct compensation opportunity for 2014. In particular, 62% of our CEO’s total direct compensation opportunity for 2014 was tied to the achievement of pre-established financial and individual performance goals aligned with the Company’s operating and long-term strategic initiatives or relative total shareholder return.

•

A significant portion of our NEOs compensation package consists of an award of performance-based restricted stock units which vest, if at all, based on the Company’s achievement of quantitative performance goals with respect to relative TSR and cumulative adjusted EBITDA, each over a three-year performance period. The performance-based restricted stock unit awards that were granted to the participating NEOs in 2012 and vested on March 15, 2015 following completion of the three-year performance period ended December 31, 2014, vested at 73.9% of target, reflecting our financial and stock performance over that three-year period.

•

All of the cash bonuses paid to our NEOs under our annual incentive plan are tied to pre-established financial and/or individual performance goals that are aligned with the Company’s operational and long-term strategic initiatives. Based on Company performance against the pre-established financial performance goals, combined with the relative achievement by each respective NEO of his or her individual performance goals for 2014, the 2014 cash bonuses payable to our NEOs (other than Mr. Goodyear) ranged between approximately 91% and 99% of their respective annual cash bonus targets. For Mr. Goodyear, his pro-rated annual cash bonus was tied to the achievement of individual performance goals as Executive Chairman, including goals specific to the transition of his responsibilities to Ms. Howard.

•	Three-quarters of the equity awards granted to our NEOs in 2014 were performance-based, delivered in the form of stock options and performance-based restricted stock units.

•

We have a clawback policy requiring the reimbursement of excess incentive compensation paid to the Company’s executive officers in the event of certain restatements of the Company’s financial statements.

•

All of our employees, including our NEOs, are prohibited from selling short our common stock or engaging in hedging or offsetting transactions regarding our common stock, and are also prohibited (on a prospective basis after January 1, 2013) from holding shares of our common stock in a margin account or pledging shares of our common stock as collateral for a loan.

We encourage you to read the sections entitled “Compensation Discussion and Analysis,” “Compensation Committee Report” and “Executive Compensation” on pages 16 through 42 of this Proxy Statement for additional details relating to our executive compensation program.

We are asking our shareholders to indicate their support for our executive compensation program by voting “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

The say-on-pay vote is an advisory vote only, and therefore, it will not bind the Company or the Board (or any of its committees). However, the Board and the compensation committee will consider the voting results, as appropriate, when making future compensation decisions for our NEOs.

The Board and the compensation committee unanimously recommend that our shareholders vote “FOR” the approval of the advisory resolution relating to the compensation paid to our NEOs as disclosed in this Proxy Statement.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders will be asked to ratify the appointment by the audit committee of KPMG LLP as our independent registered public accounting firm for 2015. KPMG LLP has served as the Company’s accounting firm since our initial public offering in 1996.

The Board and the audit committee unanimously recommend that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015.

Representatives from KPMG LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions. The KPMG LLP representatives will be given an opportunity to make a statement if they desire.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, our independent registered public accounting firm, has provided an unqualified opinion regarding our consolidated financial statements as of and for the year ended December 31, 2014 and the effectiveness of our internal control over financial reporting as of December 31, 2014. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for 2013 and 2014 and fees billed for other services rendered by KPMG LLP. The audit committee reviewed 100% of the services provided by KPMG LLP with respect to such fees and concluded that such services were compatible with maintaining KPMG LLP’s independence. The audit committee reviews and pre-approves both audit and permitted non-audit services provided by KPMG LLP and will not approve any engagement of KPMG LLP to perform any non-audit services prohibited by law or regulation. At each regular audit committee meeting, the audit committee receives updates on the services actually provided by KPMG LLP, and management may submit additional services for pre-approval. The audit committee has delegated to the chairman of the audit committee the authority to evaluate and approve engagements on behalf of the audit committee in the event that a need arises for pre-approval between regular audit committee meetings. If the chairman of the audit committee so approves any such engagements, he will report that approval to the full audit committee at the next audit committee meeting.

Each year, the independent registered public accounting firm’s engagement to audit our annual consolidated financial statements is approved by the audit committee before the filing of the preceding year’s Annual Report on Form 10-K.

	2014	2013
Audit fees	$1,486,427	$1,223,257
Audit-related fees (1)	113,672	140,347

Audit and audit-related fees	1,600,099	1,363,604
Tax fees	—	—
All other fees (2)	142,318	—

Total fees	$1,742,417	$1,363,604

(1)

Audit-related fees consist of fees for a report on our controls as a service organization under Statement on Standards for Attestation Engagements (SSAE) No. 16, performed at the request of certain clients of the Company.

(2)	All other fees include acquisition due diligence services and value added tax recovery services.

SHAREHOLDER PROPOSALS FOR THE 2016 PROXY STATEMENT

If you wish to submit a proposal to be included in the proxy statement for our 2016 annual meeting of shareholders, you must submit the proposal in writing to our corporate secretary at Navigant Consulting, Inc., 30 S. Wacker Drive, Suite 3550, Chicago, Illinois 60606, Attention: Corporate Secretary. We must receive the proposal by December 10, 2015 in order to consider it for inclusion in the proxy statement for our 2016 annual meeting of shareholders.

Our By-Laws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must deliver written notice to, or mail such written notice so that it is received by, our corporate secretary at our principal executive office, not less than 120 nor more than 150 days prior to the first anniversary of the date our proxy statement is released to shareholders in connection with the previous year’s election of directors or annual meeting of shareholders, except that if no annual meeting of shareholders or election of directors by consent was held in the previous year, the proposal must be received by us within ten days after we have publicly disclosed the date of the annual meeting in the manner provided in our By-Laws.

In addition, our By-Laws provide that nominations by shareholders of persons for election as directors must be made by written notice delivered to, or mailed and received by, our corporate secretary at our principal executive office not less than 120 nor more than 150 days prior to the annual meeting, except that if we have not publicly disclosed the date of the annual meeting in the manner provided in our By-Laws at least 70 days prior to the meeting date, written notice may be given by a shareholder if received by our corporate secretary not later than the close of business on the tenth day following the date on which we publicly disclose the date of the annual meeting.

Our By-Laws contain provisions regarding information that must be set forth in a shareholder’s notice or otherwise provided in connection with shareholder nominations or other business to be brought before an annual meeting by a shareholder.

OTHER INFORMATION

If a shareholder or any other interested party has a matter that they would like to communicate with the Board, our non-management directors as a group, or any individual director (including our Lead Director), the shareholder or interested party may write to our Lead Director at the following address:

Governor James R. Thompson

c/o Office of the Corporate Secretary

Navigant Consulting, Inc.

30 S. Wacker, Suite 3550

Chicago, Illinois 60606

All communications will be reviewed by our Lead Director, who will determine whether the communication should be distributed to the Board, all of our non-management directors as a group or the specified individual director, as applicable.

If you would like a copy of our 2014 Form 10-K (including the financial statements and financial statement schedule), we will send you one without charge. Please direct your written request to:

Mr. Aaron Miles

Director, Investor Relations

Navigant Consulting, Inc.

30 S. Wacker, Suite 3550

Chicago, Illinois 60606

Appendix A

NAVIGANT CONSULTING, INC.

AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the Navigant Consulting, Inc. Amended and Restated 2012 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2 Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Navigant Consulting, Inc., a Delaware corporation, or any successor thereto.

“Corporate Transaction” shall have the meaning as set fort in Section 5.8(b)(iii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on The New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on The New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(ii).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in Section 5.8(b)(i).

“Outstanding Voting Securities” shall have the meaning set forth in Section 5.8(b)(i).

“Performance Awards” shall mean a right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest in the shares of Common Stock subject to an award or the holder’s receipt of the shares of Common Stock or payment with respect to an award, as applicable. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return on assets, return on equity, return on investments, return on invested capital, total shareholder return, earnings or net income of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, economic value created, gross margin, operating margin, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, Performance Measures may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish; provided, however, that to the extent such goals relate to Awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.” In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period of not less than twelve months designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect; provided, however, that the twelve-month performance period shall not apply to (A) awards granted in lieu of salary, (B) awards made in payment of any earned incentive compensation, (C) a termination due to death or disability, (D) upon a Change in Control, (E) Substitute Awards, (F) awards to newly hired officers or other employees, or (G) awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan.

“Prior Plan” shall mean the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan, as amended, and each other plan previously maintained by the Company under which equity awards remain outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period of not less than twelve months, designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or the conditions to vesting applicable to (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs, or (iii) Restricted Stock Unit Awards, shall remain in effect; provided, however, that the twelve month vesting period shall not apply to (A) awards granted in lieu of salary, (B) awards made in payment of any earned incentive compensation, (C) a termination due to death, disability or retirement, (D) upon a Change in Control, (E) Substitute Awards, (F) awards to newly hired officers or other employees, or (G) awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, and the dollar value subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. Notwithstanding anything herein to the contrary, the Committee may approve an Agreement that, or may, in its sole discretion, otherwise take action regarding an Agreement such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units, Performance Awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors and agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents, of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, agent or independent contractor. The Company may determine, in its sole discretion, whether a participant is deemed to be employed during a leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the number of shares of Common Stock that shall initially be available for all awards under this Plan shall be 8,400,000, of which no more than 8,400,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. To the extent the Company grants an option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by a number equal to one (1.0) times the number of shares subject to such option or Free-Standing SAR. To the extent the Company grants a Stock Award or settles a Performance Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by a number equal to one and one-half (1.5) times the number of shares subject to such Stock Award or Performance Award.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under this Plan or under the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan shall not again be available under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement of such option or SAR, (y) shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding award, or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares that again shall be available pursuant to this paragraph shall be equal to (i) one (1.0) of a share for each share subject to an option or Free-Standing SAR described herein or subject to an option or free-standing SAR granted under the Prior Plan, (ii) one and one-half (1.5) shares for each share subject to a Stock Award or Performance Award described herein and (iii) in accordance with Section 1.5(b) of the Prior Plan, one and one-half (1.5) shares for each share subject to a restricted stock award, restricted stock unit award, performance share award or performance share unit award granted under the Prior Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 500,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of

Common Stock with respect to which Stock Awards subject to Performance Measures or Performance Awards denominated in Common Stock may be granted during any fiscal year of the Company to any person shall be 250,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be payable with respect to Performance Awards denominated in cash granted during any fiscal year of the Company to any person shall be $5,000,000; provided, however that during the first year of any award recipient’s employment or service to the Company or any Subsidiary, such limits shall be multiplied by two.

Notwithstanding any provision in the Plan to the contrary, the aggregate grant date fair value (computed in accordance with applicable accounting rules) of all awards granted to any individual Non-Employee Director during any calendar year shall not exceed $500,000. However, the limit set forth in this paragraph shall not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of any fees payable to such Non-Employee director.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, directors, consultants, agents and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the exercise price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than 10 years after its grant date; and provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

2.5 No Repricing. Subject to Section 5.7, the Committee shall not without the approval of the shareholders of the Company, (i) reduce the exercise price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the exercise price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Award and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a shareholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a shareholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan, as amended and restated, shall be submitted to the shareholders of the Company for approval at the Company’s 2015 annual meeting of shareholders and, if so approved, the Plan, as amended and restated, shall become effective as of the date on which the Plan, as amended and restated, was approved by the Board. This Plan shall terminate as of the first annual meeting of the Company’s shareholders to occur on or after February 14, 2022, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than February 14, 2022. In the event that this Plan is not approved by the shareholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s shareholders if (i) shareholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of

The New York Stock Exchange, or any other stock exchange on which shares of Common Stock are traded; or (ii) such amendment seeks to modify Section 2.5 hereof; provided further, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Award, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Award, and the maximum amount that may be payable pursuant to any Performance Award denominated in cash granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8 Change in Control.

(a) Double-Trigger Vesting. Unless otherwise determined by the Committee pursuant to Section 1.3 or provided in an award Agreement or another agreement, in the event of a Change in Control of the Company and a termination of employment or service under circumstances determined by the Board or the Committee within 24 months following such Change in Control or within three months prior thereto in connection with such Change in Control (A) the outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to the outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to the outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to the outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.

(b) Board and Committee Discretion. In the event of a Change in Control of the Company, the Board or the Committee may, in its discretion:

(i) require that shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(ii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to this Plan or an award Agreement or another agreement, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the exercise price or base price per share of Common Stock subject to such option or SAR, (2) in the case of a Stock Award or Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award or Performance Award has lapsed or will lapse pursuant to this Plan or an award Agreement or another agreement and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to this Plan or an award Agreement or another agreement, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to this Plan or an award Agreement or another agreement and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to this Plan or an award Agreement or another agreement; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(c) Definition of Change in Control. “Change in Control” shall mean:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 5.8(b); provided further, that for purposes of clause (2), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Common Stock or more than 50% of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of at least 60%, or all or substantially all, of the assets of the Company, or the acquisition of the assets of another corporation for voting securities of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, more than 50% of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11 Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

5.12 Designation of Beneficiary. To the extent permitted by the Committee, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

NAVIGANT CONSULTING, INC. 30 S. WACKER DRIVE SUITE 3550 CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on May 13, 2015 (May 11, 2015 for 401(k) Plan shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on May 13, 2015 (May 11, 2015 for 401(k) Plan shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M86579-P62205 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVIGANT CONSULTING, INC.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:	For	Against	Abstain
	1a. Lloyd H. Dean	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For Against Abstain
	1b. Hon Cynthia A. Glassman, Ph.D. 1c. Julie M. Howard 1d. Stephan A. James 1e. Samuel K. Skinner 1f. Gov. James R. Thompson 1g. Michael L. Tipsord 1h. Randy H. Zwirn	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	2. 3. 4.

Proposal to adopt an amendment to the Company’s 2012 Long-Term Incentive Plan to increase the number of shares available for issuance, reapprove the performance measures under the amended 2012 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and make other administrative changes.

Proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement.

Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

NOTE: The proxies will vote in their discretion upon any other business properly brought before the meeting, or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M86580-P62205

NAVIGANT CONSULTING, INC.
Annual Meeting of Shareholders - May 14, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Navigant Consulting, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice & Proxy Statement and Annual Report and hereby appoint(s) Lucinda M. Baier and Monica M. Weed, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Navigant Consulting, Inc., to be held at 10:00 a.m., Central time, on Thursday, May 14, 2015, at The Wacker Room, 10 South Wacker Drive, 12th Floor, Chicago, Illinois 60606, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, on all matters set forth on the reverse side.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be marked, signed and dated on the reverse side.